AMENDED AND RESTATED OPERATING AGREEMENT


                                       OF


                         ASSISTED LIVING INVESTMENTS LLC
                     (a Delaware Limited Liability Company)

                           Dated as of August 12, 1998

                  TABLE OF CONTENTS                   Page

ARTICLE I

DEFINITIONS..............................................1

ARTICLE II

GENERAL..................................................5
2.1       Name of the Company............................6
2.2       Purpose of the Company.........................6
2.3       Powers.........................................6
2.4       Duration.......................................6
2.5       Ownership Interests............................6
2.6       Title to Assets................................6

ARTICLE III

OFFICES..................................................6
3.1       Principal Office...............................6
3.2       Registered Agent and Office....................6

ARTICLE IV

MEMBERS..................................................7
4.1       Members........................................7
4.2       Admission of Additional Members................7
4.3       Limited Liability of Members...................7
4.4       Voting Rights of Members.......................7
4.5       Meetings of Members............................7
4.6       Quorum at Meetings of Members..................8
4.7       Notice of Members' Meetings....................8
4.8       Waiver.........................................8
4.9       Action of Members without a Meeting............8
4.10      Representations and Warranties of Members......8

ARTICLE V

SALE AND ASSIGNMENT OF OWNERSHIP INTEREST...............10
5.1       Sale and Assignment...........................10
5.2       Acknowledgment of Receipt of Purchase Price...10
5.3       Representations and Warranties of Hammes......11
5.4       Representations of Hammes, SunBridge
            and Sun Healthcare..........................11

ARTICLE VI

CAPITAL CONTRIBUTIONS, ALLOCATIONS AND AGREEMENTS
  WITH MEMBERS..........................................13
6.1       Initial Capital Contributions;
             Other Transactions.........................13
6.2       Additional Capital Contributions..............14
6.3       Capital Contribution Defaults.................15
6.4       Interest on Capital Contributions.............17
6.5       Capital Accounts..............................17
6.6       Allocation of Profits and Losses..............18
6.7       Agreements with Members or Affiliates.........19

ARTICLE VII

DISTRIBUTIONS FROM OPERATIONS...........................20
7.1       Distributions.................................20
7.2       Tax Distributions.............................21
7.3       No Right to Distributions.....................21
7.4       Limits on Distributions.......................22

ARTICLE VIII

MANAGEMENT..............................................22
8.1       Management Committee..........................22
8.2       Management Committee Meetings.................23
8.3       Managing Members; Day-to-Day Management.......23
8.4       RSVP's Rights Regarding Certain Decisions.....24
8.5       Other Obligations of the Company..............25
8.6       Authority of Others to Act....................25
8.7       Deadlock Buy/Sell.............................26
8.8       Tax Matters Member............................27
8.9       Limitation of Liability.......................29
8.10      Indemnity of Committee Members, Employees,
            and Other Agents............................30
8.11      Protection of REIT Status.....................30

ARTICLE IX

INDEMNIFICATION; TAX RETURNS; RECORDS...................30
9.1       Indemnification of Manager, Members,
           Employees, and Agents........................30
9.2       Books and Records.............................32
9.3       Financial Statements; Accounting Services.....32
9.4       Bank Accounts.................................33
9.5       Fiscal Year...................................33

ARTICLE X

DISSOLUTION AND LIQUIDATION.............................33
10.1      Events of Dissolution and Liquidation.........33
10.2      Winding-Up....................................35
10.3      Provisions for Contingencies..................36
10.4      Distributions in Kind.........................36
10.5      Termination...................................36

ARTICLE XI

RESTRICTIONS ON TRANSFER OR SALE OF
COMPANY OWNERSHIP INTEREST..............................36
11.1      Restrictions on Transfer......................36
11.2      Permitted Transfers...........................36
11.3      Transfer of Ownership Interest upon the
            Dissolution or Bankruptcy of a Member.......37
11.4      Terms of Purchase Right.......................38
11.5      Payment of Purchase Price by Company in Event
            of Dissolution or
          Bankruptcy of a Member........................39
11.6      Release of Personal Liability.................39
11.7      Party to this Agreement; Compliance with Law..39
11.8      Transferees...................................39

ARTICLE XII

DEFAULT.................................................40
12.1      Definition of Default.........................40
12.2      Remedies......................................40
12.3      Buy-Out of Member in Default..................40
12.4      Developer Default.............................41

ARTICLE XIII

COMPETITION; COMPANY OPPORTUNITIES......................41
13.1      Intention of Parties..........................41
13.2      Unrestricted Activities.......................41
13.3      Restrictions..................................42
13.4      Company Right of First Offer..................42

ARTICLE XIV

MISCELLANEOUS...........................................42
14.1      Survival of Representations and
            Warranties; Indemnification.................42
14.2      Limits of Company.............................43
14.3      Confidentiality; No Press Releases............43
14.4      Gender and Number.............................43
14.5      Benefits and Obligations......................43
14.6      Counterparts..................................43
14.7      Captions......................................43
14.8      Further Performance...........................43
14.9      Governing Law.................................44
14.10     Notices.......................................44
14.11     Amendment and Waiver..........................44
14.12     Severability..................................44
14.13     Entire Agreement..............................44
14.14     Denver License................................44

                         ASSISTED LIVING INVESTMENTS LLC

                    AMENDED AND RESTATED OPERATING AGREEMENT


     This  Amended  and  Restated  Operating  Agreement  (this  "Agreement")  of
Assisted Living Investments LLC is entered into between the undersigned, as members (the "Members"), as of August 12, 1998.


                              Preliminary Statement

     1. HC-ALI LLC, a Wisconsin limited liability company ("Hammes") and SunBridge, Inc., a New Mexico corporation ("SunBridge") formed Assisted Living Investments LLC (the "Company") as a Delaware limited liability company, pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.L. ss.18-101, et seq.), as amended from time to time (the "Act") and executed an Operating Agreement on September 19, 1996 (the "Original Agreement"). Such Original Agreement provided that Hammes and SunBridge held 90% and 10%, respectively, of the Ownership Interests (as hereinafter defined) in the Company.

     2. Hammes and SunBridge desire that (i) RSVP ALI Baba, LLC, a Delaware limited liability company ("RSVP") and a controlled Affiliate of Reckson Strategic Venture Partners, LLC, a Delaware limited liability company ("Reckson Strategic") be permitted to acquire one-half of Hammes Ownership Interest in the Company, (ii) RSVP be admitted as a Member, and (iii) the Original Agreement be amended and restated as provided herein.

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

           1.1 For the purposes of this Agreement the following terms have the meanings set forth in the sections of this Agreement listed below opposite such terms.

Term                                                        Section
----                                                        --------
Act.............................................Preliminary Statement
Agreement....................................................Preamble
Assigned Interest...............................................5.1.1
Buy/Sell Notice.................................................8.7.1
Capital Loan..................................................6.3.2.2
Code..............................................................6.5
Committee Member................................................8.1.2
Company.........................................Preliminary Statement
Company Option Period..........................................11.4.2
Complying Member..................................................6.3
Curing Capital Contribution...................................6.3.2.1
Deadlock Buy/Sell...............................................8.7.1
Default..........................................................12.1
Defaulting Member.................................................6.3
Deferred Payments...............................................5.1.2
Developer.......................................................6.7.2
Development Agreement...........................................6.7.2
Facility..........................................................2.2
Funding Notice..................................................6.2.1
Funding Proportion..............................................6.2.1
Gross Asset Value.............................................6.6.5.7
Hammes..........................................Preliminary Statement
Initial Capital Contribution......................................6.1
Initial Facilities..............................................5.4.3
Initial Payment.................................................5.1.2
Interest Rate...................................................6.3.4
Investment Entity.................................................2.2
Lease Option Agreement........................................6.7.1.3
Major Capital Decision..........................................8.1.1
Major Decision..................................................8.1.1
Management Agreement(s).......................................6.7.1.2
Management Committee............................................8.1.1
Managing Member.................................................8.3.1
Member(s)....................................................Preamble
Member Option Period...........................................11.4.1
Offering Member.................................................8.7.1
Offering Member Deposit.........................................8.7.1
Original Agreement..............................Preliminary Statement
Ownership Interest................................................2.5
Payment Default...................................................6.3
Prime Rate......................................................6.3.4
Projections.....................................................5.4.7
Purchase Price..................................................5.1.2
Reckson Strategic...............................Preliminary Statement
Requested Amount................................................6.2.1
Responding Member(s)............................................8.7.1
Responding Member Deposit.......................................8.7.1
Responding Member Purchase Period...............................8.7.1
Restricted Person(s).............................................13.3
RSVP............................................Preliminary Statement
RSVP Option Period.............................................11.2.3
Schedule of Members...............................................4.1
Secretary.......................................................8.8.1
Subordinated Credit Agreement.................................6.7.1.1
SunBridge.......................................Preliminary Statement
Tax Distributions.................................................7.2
Tax Matters Member..............................................8.8.1
Transfer.........................................................11.1

     1.2 The following terms shall have meanings set forth below.

     "Accountant" shall mean E&Y Kenneth Leventhal, or any other nationally recognized "Big Six"accounting firm designated by RSVP.

     "Actions" shall mean any action, arbitration, hearing, investigation, litigation or suit (whether criminal, civil, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

                           (a) credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Section 1.704-2(g)(1) and 1.704-2(i)(5) of the
                                  Treasury Regulations; and

                           (b) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4),
                                  1.704-1(b)(2)(ii)(d)(5)       and       1.704-
                                  1(b)(2)(ii)(d)(6) of the Treasury Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

     "Affiliate" shall mean, with respect to a specified person, any person that
(i) directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the person specified, or (ii) a spouse, ancestor or lineal descendant of any such specified person, or (iii) a legal representative of any such specified person, or (iv) an officer, director, trustee, senior employee, stockholder (10% or more), member (10% or more) or partner (10% or more) of any entity or person referred to in the preceding clauses (i), (ii) or (iii); provided, however, that if the entity or person referred to in the preceding clauses (i), (ii) or (iii) has a class of equity securities registered under the Securities Exchange Act of 1934, then the percentages applicable to holders of such securities for purposes of the preceding clause (iv) shall be 33% or more.

     "Approval" shall have with respect to the Management Committee, the meaning set forth in Section 8.1.3. With respect to a Member, "Approval" shall mean the prior written consent or approval of such Member, which may be granted or withheld in its sole discretion unless otherwise expressly provided to the contrary in this Agreement. If the Approval of any Member to any action is required under this Agreement, and such Member shall not have given notice of disapproval or approval of such action to the other Members within ten (10) Business Days after receipt of the notice requesting that such Approval be given (or such earlier or later date as may be established pursuant to this Agreement), such Member shall be deemed not to have given such Approval.

     "Assisted Living Facility" shall mean a residential facility that provides housing and supportive services, supervision, personalized assistance, health-related services, or a combination thereof that meets the needs of individuals who need assistance in performing the activities of daily living, but shall not include a long-term nursing facility.

     "Business Day" shall mean any day on which commercial banks are authorized to do business and are not required by law or executive order to close in New York City.

     "Capital Account" shall mean the Capital Account described in Section 6.5.

     "Capital Contribution" or "Capital Contributions" shall mean cash contributed by the Members to the capital of the Company in accordance with this Agreement and, with respect to RSVP shall also include all due diligence and legal costs incurred by RSVP or Reckson Strategic in connection with RSVP's entering into this Agreement and its investment in the Company.

     "Cash  Flow"  shall  mean all  amounts  received  by the  Company  from the operations or proceeds of lease, refinancing, sale, exchange or other disposition of Facilities or any Investment Entity, or from funds released from reserves previously established, net of all operating expenses or expenditures in connection therewith, including, without limitation, repayment of indebtedness in connection with and costs of lease, refinancing, sale, exchange or other disposition , and reasonable reserves for operating expenses or in connection with any lease, refinancing, sale, exchange or other disposition.

     "Company Accounting Year" shall mean and refer to the accounting year of the Company ending on December 31 of each calendar year or such shorter fiscal period during such year for which a relevant determination is being made under this Agreement.

     "Company Minimum Gain" has the meaning ascribed to "partnership minimum gain" in Sections 1.704-2(b)(2) and 1.704-2(d) of the Treasury Regulations.

     "Damages" shall mean any losses, liabilities, claims, damages, and/or expenses (including, but not limited to, costs of investigation and defense and reasonable attorneys' fees).

     "Development Program" shall mean the Company's plan to seek to acquire, construct, develop, and net lease Assisted Living Facilities throughout the United States, including 20 Facilities under development or active review as prospective developments as of the date of this Agreement.

     "Encumbrances" shall mean any charge, claim, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "Expert" means an independent, nationally recognized investment banking firm or other appropriate, independent expert selected as provided in the definition of Fair Value below.

     "Facility Leases" shall mean leases of Facilities as contemplated under the Lease Option Agreement.

     "Fair Value" of any Ownership Interest in the Company means the fair value thereof (but without any discount for minority interest or premium for majority interest) as determined by the parties by mutual agreement and, in the absence of such agreement, by an Expert. The Expert shall be selected by the Management Committee, and if the Management Committee is unable to agree on an Expert, each of Hammes, SunBridge and RSVP shall select one Expert, and the three Experts so selected shall each determine the Fair Value of the Ownership Interest. If the three Experts cannot agree on Fair Value within 30 days, they shall select a fourth Expert, and the fourth Expert selected then shall make such determination. In the event the three Experts are unable to agree on the fourth Expert within three Business Days, a court with appropriate jurisdiction shall select the fourth Expert. The fourth Expert so selected shall agree to render a decision within 30 days after being selected, without a hearing. The fourth Expert's determination of Fair Value shall not be less than the lowest of the three values as determined by the three Experts and shall not be greater than the highest of the three values as determined by the three Experts.

     "Governmental Body" shall mean any (i) nation, state, country, city, town, or other jurisdiction of any nature, (ii) federal, state, local, municipal or other government, (iii) governmental or quasi governmental authority of any nature, (iv) multi-national organization or body, or (v) body exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory or taxing authority or power of any nature.

     "Invested Capital" with respect to each Member shall mean the aggregate of all Capital Contributions made from time to time to the Company by such Member reduced by the aggregate of all distributions previously made or deemed made to such Member pursuant to Sections 7.1 and 7.2 to the extent that such distributions are deemed to repay Invested Capital of such Member. If at any time during the term of the Company, the "Invested Capital" of any Member shall have been reduced to zero, "Invested Capital" thereafter shall be calculated with respect to such Member only by considering such Member's subsequent Capital Contributions and subsequent distributions pursuant to Sections 7.1 and 7.2 to the extent the same are deemed to repay Invested Capital thereunder.

     "IRR" shall mean the annual rate, calculated and compounded monthly, at which the present value, as of the date of this Agreement, of all distributions hereunder, from all sources, to RSVP (discounted at such rate from the dates such distributions are actually received by RSVP), is equal to the net present value, as of the date of this Agreement, of the RSVP Investment contributed or funded from and after the date of this Agreement (discounted at such rate from the date such amounts are actually contributed or funded by RSVP or, in the case of certain Deferred Payments, paid upon a sale of a Facility or a Facility Site, by the Company).

     "IRR - First Level" shall mean an amount sufficient to provide a twelve percent (12%) IRR on the RSVP Investment (which amount shall include return of the RSVP Investment).

     "IRR - Second Level" shall mean an amount sufficient to provide a sixteen percent (16%) IRR on the RSVP Investment (which amount shall include return of the RSVP Investment).

     "IRR - Third Level" shall mean an amount sufficient to provide a twenty percent (20%) IRR on the RSVP Investment (which amount shall include return of the RSVP Investment).

     "Marketable Securities" shall mean securities which (i) are traded on a national securities exchange in the United States or a foreign country equivalent thereof, or for which price information is reported through the National Association of Securities Dealers, Inc. Automated Quotation System or OTC Bulletin Board or a foreign equivalent thereof and (ii) are eligible for sale by the distributee pursuant to an effective registration statement under the Securities Act or in a single transaction pursuant to Rule 144 (or any successor provision) under the Securities Act.

     "Member Nonrecourse Debt" has the meaning ascribed to "partner nonrecourse debt" in Section 1.704-2(b)(4) of the Treasury Regulations.

     "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations.

     "Member Nonrecourse Deductions" has the meaning for the term "Partner Nonrecourse Deductions" set forth in Treasury Regulations Section 1.704-2(i).

     "Nonrecourse  Deductions" has the meaning set forth in Treasury Regulations
Section 1.704-2(b).

     "Nonrecourse  Liability" has the meaning set forth in Treasury  Regulations
Section 1.704-2(b)(3).

     "Profit" or "Loss" shall mean, for each fiscal period, an amount equal to the Company's net taxable income or loss for such fiscal period determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code
Section 703(a)(1) shall be included in computing such taxable income or loss), including its allocated share thereof from any Investment Entity, with the following adjustments: (i) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss shall be added to such taxable income or loss; and (ii) in the event the agreed fair market value of any Company asset is adjusted pursuant to Treasury Regulations Section 1.704-l(b)(2)(iv)(f) or other pertinent sections of such Treasury Regulations, the amount of such adjustment shall be taken into account for purposes of computing Profit or Loss; and in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation, amortization or other cost recovery computed with reference to gross asset value of Company property reasonably approved by the Management Committee (if different from its adjusted tax basis) pursuant to Treasury Regulations Section 1.704-l(b)(2)(iv)(g) for such fiscal period.

     "RSVP Investment" shall mean the sum of (i) the aggregate of all Capital Contributions made by RSVP to the Company and (ii) the portion of the Purchase Price paid from time to time by RSVP to Hammes, reduced by the aggregate of all distributions previously made to RSVP pursuant to Article VII to the extent that such distributions are deemed to repay the RSVP Investment. If at any time during the term of the Company, the RSVP Investment shall have been reduced to zero, the "RSVP Investment" thereafter shall be calculated only by considering RSVP's subsequent Capital Contributions, subsequent payments by RSVP of the Purchase Price and subsequent distributions pursuant to Article VII to the extent the same are deemed to repay the RSVP Investment.

     "Subsidiaries" shall mean any entity in which the Company owns a direct or indirect ownership equity interest and of which the Company is a direct or indirect general partner or managing member or as to which the Company has the right to elect a majority of the board of directors or other governing body, or otherwise direct the management of its business and affairs.

     "Sun Healthcare" shall mean Sun Healthcare Group, Inc.



                                   ARTICLE II

                                     GENERAL

     2.1 Name of the Company. The name of the Company shall be "Assisted Living Investments LLC" or such other name as shall be Approved by the Management Committee from time to time.

     2.2 Purpose of the Company. The purpose of the Company is: (i) to either directly or, through one or more Subsidiaries or Affiliates of the Company (each, an "Investment Entity") (upon initial acquisition with respect to Facilities other than the Existing Facilities, and with respect to Existing Facilities, following their refinancing and/or net lease by SunBridge or another entity), develop, lease, and operate until net lease or sale and provide financing for the continued operation of, quality Assisted Living Facilities (each, a "Facility" and, collectively, "Facilities"), and (ii) subject to the limitations set forth in clause (v) of the final sentence of Section 4.4, to engage in the transaction of all lawful business and to pursue any other lawful purposes for which a limited liability company may be organized under Delaware law.

     2.3 Powers. The Company shall have all of the powers of a limited liability company set forth in the Act.

     2.4 Duration.  The Company shall continue until it is dissolved pursuant to
Article X.

     2.5 Ownership Interests. Interests in the Company shall be known as "Ownership Interests," which shall include all rights and obligations of a Member. The Ownership Interest (expressed as a percentage) of each of the Members as of the date of this Agreement is set forth on Exhibit A. The Ownership Interests of the Members may be adjusted from time to time as provided in this Agreement.

     2.6 Title to Assets. Real and personal property owned or purchased by the Company shall be held and owned, and conveyance made, in the name of the Company. Instruments and documents providing for the acquisition, mortgage, encumbrance or disposition of property of the Company shall be valid and binding upon the Company if executed by a Managing Member in accordance with this Agreement.


                                   ARTICLE III

                                     OFFICES

     3.1 Principal Office. The principal office of the Company shall initially be at 1775 Sherman Street, Suite 2955, Denver, Colorado, 80203, but the Management Committee, in its discretion, may keep and maintain offices wherever the business of the Company may require.

     3.2 Registered Agent and Office. The Company shall continuously maintain in the State of Delaware a registered office and a registered agent whose business office is identical with the registered office. The initial registered office and the initial registered agent are specified in the original certificate of formation. The Company may change its registered office, its registered agent, or both, upon filing a statement as specified by law in the office of the Secretary of State of Delaware.


                                   ARTICLE IV

                                     MEMBERS

     4.1 Members. The Members of the Company are Hammes, SunBridge and RSVP. The address, capital contribution, and Ownership Interest (expressed as a percentage) of each of the Members as of the date of this Agreement are set forth on the Schedule of Members attached hereto as Exhibit A (the "Schedule of Members").

     4.2 Admission of Additional Members. Additional Members may be admitted only upon the written agreement of all of the existing Members. Additional Members shall be required to consent in writing to the provisions of this Agreement. The name, address and capital contribution of each such additional Member shall be added to the Schedule of Members and the Ownership Interests of the Members shall be adjusted to reflect the Ownership Interest of each new Member.

     4.3 Limited Liability of Members. As provided in the Act, the Members and the Managing Members of the Company shall not be obligated personally under a judgment, decree, or order of court, or in any other manner, for a debt, obligation, or liability of the Company, whether arising in contract, tort, or otherwise, solely by reason of being a Member or acting as a Managing Member of the Company.

     4.4 Voting Rights of Members. Except as otherwise required under the Act or applicable Delaware law or as otherwise specifically provided in this Agreement, Members shall only exercise voting rights through their respective appointed designees to the Management Committee pursuant to Article VIII. Any voting rights of Members referred to in this Agreement shall only apply to the limited extent set forth in the preceding sentence. In all matters presented to or requiring a vote of Members, each Member shall have the percentage of votes equal to the Member's percentage Ownership Interest. A Member may vote in person or by proxy. Cumulative voting shall not be permitted. The following actions shall require the unanimous consent of the Members acting through their designees to the Management Committee: (i) the amendment of this Agreement; (ii) the merger or consolidation of the Company with or into any other entity; (iii) the withdrawal by a Member of any amount from its Capital Account; (iv) distributions in kind of property or assets not constituting Marketable Securities; and (v) the undertaking by the Company of any substantial business activities not reasonably related to the Development Program or the ownership or operation of Facilities.

     4.5 Meetings of Members. Meetings of Members may be held at such place, either within or without the State of Delaware, as may be stated in the notice of meeting. If no place is stated in the notice of meeting, the meeting shall be held at the principal office of the Company. Meetings of the Members may be called by a Managing Member, the Management Committee, or by Members holding not less than one-tenth of all the Ownership Interests of the Company entitled to vote at the meeting.

     4.6 Quorum at Meetings of Members. Attendance of Members holding 662/3% of the Ownership Interests, by authorized representative or by proxy, shall be a quorum at any meeting of Members (as compared with meetings of the Management Committee, which shall be governed by Article VIII). If a quorum is present, the affirmative vote of 662/3% of the majority of the Ownership Interests of the Members represented at the meeting and entitled to vote on the subject matter shall be the act of the Members unless a different vote or the vote of a greater proportion or number is required under the Act, the Company's certificate of formation, or the provisions of this Agreement. If less than a quorum is present, the Members present may adjourn the meeting from time to time without further notice.

     4.7 Notice of Members' Meetings. Written notice stating the place, purpose, date and hour of the meeting shall be delivered not less than 48 hours nor more than 60 days before the date of the meeting by or at the direction of a Managing Member, the Management Committee, or the Members calling the meeting, which notice shall be given in the manner provided for notices herein. If three successive notices sent to the last known address of a Member are returned as undeliverable, no further notices to such Member shall be necessary until another address for such Member is made known by such Member to the Company.

     4.8 Waiver. Attendance of a Member at a meeting shall constitute a waiver of notice of such meeting, except where a Member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not properly called. A Member waives objection to consideration at the meeting of a particular matter not within the purpose described in the meeting notice unless the Member objects to considering the matter when it is presented. A written waiver of notice, signed by the Member entitled to such notice, whether before, at, or after the time for notice or the time of the meeting, shall be equivalent to the giving of such notice.

     4.9 Action of Members without a Meeting. Action required or permitted to be taken at a Members' meeting may be taken without a meeting if the action is evidenced by the unanimous written consent of the Members. Any such consent may be in counterparts and shall bear the date of the signature of each Member. Action so taken shall be effective as of the date of the last signature thereon needed to make it effective unless the consent specifies a different effective date in which case the action shall be effective as of the different effective date.

     4.10 Representations and Warranties of Members. Each Member represents and warrants as to itself to the Company and to the other Members, as follows:

          4.10.1 Such Member, if not a natural person, is duly formed and validly existing under the laws of the jurisdiction of its organization with full power and authority to enter into this Agreement and to conduct its business to the extent contemplated in this Agreement;

          4.10.2 This Agreement has been duly authorized, executed and delivered by such Member and constitutes the valid and legally binding agreement of such Member, enforceable in accordance with its terms against such Member, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws relating to creditors' rights generally, by general equitable principles and by any implied covenant of good faith and fair dealing;

          4.10.3 The execution and delivery of this Agreement by such Member and the performance of its duties and obligations hereunder do not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate to which such Member is a party or by which it is bound or to which its properties are subject or require any authorization or approval under or pursuant to any of the foregoing, or violate any statute, regulation, law, order, writ, injunction, judgment or decree to which such Member is subject;


          4.10.4 Such Member is not in default (nor has any event occurred which with notice, lapse of time, or both, would constitute a default) in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement, or any license, permit, franchise or certificate, to which it is a party or by which it is bound or to which any of its properties are subject, nor is it in violation of any statute, regulation, law, order, writ, injunction, judgment or decree to which it is subject, in each case if such default or violation would materially and adversely affect such Member's ability to carry out its obligations under this Agreement;

          4.10.5 Except as disclosed in the most recent annual report on Form 10-K and quarterly report on Form 10-Q filed by Sun Healthcare with the Securities and Exchange Commission: (a) there are no Actions pending or, to the knowledge of such Member, threatened against such Member or any of its Affiliates which, if adversely determined, would materially and adversely affect such Member's ability to carry out its obligations under this Agreement; and (b) to the knowledge of such Member and its Affiliates, (i) there are no Actions pending against such Member or its Affiliates alleging fraud against them and
(ii) there is no criminal investigation or indictment pending against such Member or its Affiliates;

          4.10.6 To the knowledge of such Member, no consent, approval or authorization of, or filing, registration or qualification with, any court or Governmental Body on the part of such Member is required for the execution and delivery of this Agreement by such Member and the performance of its obligations and duties hereunder;

          4.10.7 Such Member has acquired or is acquiring its interest in the Company for investment purposes and without a view toward its resale or distribution;

          4.10.8 Such Member is aware that transfers of interests in the Company are not permitted except in the limited circumstances expressly as provided in
Article XI and Section 12.3 hereof;

          4.10.9 Such Member is aware that the other Members and/or the other Members' Affiliates now and in the future (subject to the limitations set forth in this Agreement) will be, and in the past have been, engaged in businesses which are competitive with that of the Company and/or the Facilities, and that, no Member or its Affiliates is required to bring any investment opportunities to the attention of the Company or any Member (or their Affiliates) for investment, except as expressly provided in this Agreement;

          4.10.10 Such Member understands that the federal, state and local tax liability of such Member with respect to the taxable income and gain allocated to such Member hereunder for any year may exceed the cash distributions from the Company to such Member and such Member may have to look to sources other than distributions from the Company to pay such tax; and

          4.10.11 Such Member understands that the Company and its Members are relying on the accuracy of the representations set forth in this Section 4.10 in entering into this Agreement.


                                    ARTICLE V

                    SALE AND ASSIGNMENT OF OWNERSHIP INTEREST

     5.1 Sale and Assignment.

          5.1.1 By executing this Agreement, Hammes hereby transfers and assigns to RSVP fifty percent (50%) of its ninety percent (90%) Ownership Interest under the Original Agreement (the "Assigned Interest") and RSVP hereby accepts the transfer and assignment of such Assigned Interest, free and clear of all Encumbrances. The result of such transfer is that each of Hammes and RSVP hold a forty-five percent (45%) Ownership Interest in the Company and SunBridge holds a ten percent (10%) Ownership Interest in the Company, as reflected on the Schedule of Members. The Invested Capital of each of the Members as of the date hereof is as set forth on the Schedule of Members.

          5.1.2 In consideration for Hammes' transfer of the Assigned Interest. RSVP shall pay, or cause to be paid, to Hammes up to $3,250,000 (the "Purchase Price"), of which $2,275,000 shall be paid to Hammes on the date hereof upon execution and delivery by RSVP, Hammes and SunBridge of this Agreement (the "Initial Payment"), and up to $975,000 in the aggregate shall be paid to Hammes in up to 12 installments of $81,250 each (the "Deferred Payments"). RSVP shall pay to Hammes a Deferred Payment upon the execution of an Option Confirmation (as defined in the Lease Option Agreement) and the payment of the corresponding Option Consideration (as defined in the Lease Option Agreement). RSVP shall cause the Company to pay (and the Members shall direct their Management Committee Members to cause the Company to pay) to Hammes a Deferred Payment upon the sale of a Facility or Facility site as to which SunBridge has not executed an Option Confirmation or not paid the corresponding Option Consideration, but only to the extent the Company realizes any net cash proceeds from such sale in excess of all costs and expenses (including repayment of all indebtedness) related thereto.

     5.2 Acknowledgment of Receipt of Purchase Price. In consideration of the transfer and assignment to RSVP of the Assigned Interest pursuant to Section 5.1, RSVP has delivered the Initial Payment to Hammes and Hammes hereby acknowledges receipt of the Initial Payment from RSVP.

     5.3 Representations and Warranties of Hammes. Hammes represents and warrants to RSVP as follows:

          5.3.1 Ownership of Assigned Interest. Hammes has good and marketable title in and to the Assigned Interest, free and clear of all Encumbrances. Hammes has the full right, power and authority to transfer and assign to RSVP the Assigned Interest pursuant to Section 5.1, free and clear of all Encumbrances.

          5.3.2 No Brokers or Finders. Except for Bear, Stearns & Co., whose fee will be paid by Hammes, neither Hammes nor any person acting on Hammes' behalf has employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with the sale and assignment of the Assigned Interest.

     5.4  Representations  of Hammes,  SunBridge and Sun Healthcare.  Subject to
Section 14.1, each of Hammes, SunBridge and Sun Healthcare represents and warrants, severally and not jointly, as of the date of this Agreement, as follows:

          5.4.1 Organization and Qualification. The Company is a duly formed as a limited liability company, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite limited liability company power and authority to own, operate, lease and encumber its properties (including its Facilities) and conduct the business in which it is engaged or proposes to engage in as contemplated by this Agreement. The Company has no Subsidiaries. The Company is duly qualified to do business and in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification.

          5.4.2 Litigation. There are no Actions pending or, to such entity's knowledge, threatened against the Company which question the validity of this Agreement or the Lease Option Agreement or any action taken or required to be taken in connection with the execution, delivery or performance of this Agreement, the Development Agreement or the Lease Option Agreement, and there are no continuing orders, injunctions or decrees of any Government Body to which the Company is a party or by which any of its properties or assets are bound.

          5.4.3 Title; Receipt of Option Confirmation and Option Consideration; Permits; Compliance with Law. The Company has completed the acquisition of, and has good legal and marketable title to the eight Facilities listed on Schedule
5.4.3 (the "Initial Facilities") and to its other assets as reflected on its unaudited balance sheet dated as of June 30, 1998. An Option Confirmation and the corresponding full Option Consideration has been received (or will be received simultaneously with execution and delivery of this Agreement) by the Company with respect to each of the Initial Facilities. To the knowledge of such entity, for Initial Facilities where construction is complete or the Initial Facility is operational, the Company has obtained all governmental, administrative and other licenses, certifications or permits and other authorizations required by law to be attained or made in order to permit the operation of such Facilities, and/or as are necessary to the carrying on of its business, except for any such authorizations or filings which are not currently so required and which in the reasonable judgment of such entity, can be obtained or made without difficulty prior to the time so required. To the knowledge of such entity, for Initial Facilities under construction, the Company has obtained all governmental, administrative and other licences, certifications or permits and other authorizations required by law to be attained or made in order to permit the construction of such Initial Facilities, except for any such authorizations or filings which are not currently so required and which in the reasonable judgment of such entity can be obtained or made without difficulty prior to the time so required. To the knowledge of such entity, the Company has not received any notice from, any Governmental Body alleging that either (i) any Initial Facility is operating under any deficiencies except such as customarily are likely to be cited from time to time by agencies regulating Assisted Living Facilities similar to the Initial Facilities (none of which are believed by such entity to be material or not susceptible to cure prior to the date when penalties would attach), or (ii) the operation of the Company or any Initial Facility is not in compliance with any applicable laws by any Governmental Body relating to the business of the Company including, without limitation, regulations affecting the Initial Facilities' respective operations and licenses, except such as customarily are likely to be cited from time to time by agencies regulating Assisted Living Facilities similar to the Initial Facilities (none of which are believed by such entity to be material or not susceptible to cure prior to the date when penalties would attach). To the knowledge of such entity, the Company and the conduct of the business of the Company are in compliance with all applicable laws of any Governmental Body relating to the business of the Company, except where the failure to comply would not have a material adverse effect on the Company, and such entity has no reason to anticipate that any currently existing circumstances are likely to result in violations of any such laws which would, in any one instance or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

          5.4.4 No Material Defaults. There exists no material violation of or material default by the Company and, to the best knowledge of such entity, no event has occurred which, upon the giving of notice or the passage of time, or both, would constitute a material default by the Company with respect to (a) the terms of any instrument evidencing or securing any indebtedness secured by any Initial Facility, (b) any lease or other agreement affecting any Initial Facility to which the Company is a party, and (c) any license, permit, statute, ordinance, law, judgment, order, writ, injunction, decree, rule or regulation of any Governmental Body, or any determination or award of any arbitrator to which the Company or any Initial Facility may be bound.

          5.4.5 Financial Statements. (a) The audited financial statements of the Company for the fiscal year ended December 31, 1997 (the "Audited Financial Statements"), and the unaudited balance sheet of the Company as of March 31,1998 (the "Balance Sheet") and the unaudited statements of operations, changes in members equity and cash flows of the Company for the three-month period ended
March 31, 1998 (together with the Audited Financial Statements, the "Company Financial Statements"), have been prepared in accordance with the books and records of the Company (which books and records are complete, maintained on a consistent basis and correctly reflect its income, expenses, assets and liabilities), are complete and accurate and present fairly the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods then ended in accordance with generally accepted accounting principles consistently applied, except as otherwise disclosed therein and except, in the case of the unaudited statements, for normally recurring year-end adjustments, which adjustments will not be material either individually or in the aggregate.

          (b) There has been no material adverse change in the results of operations, financial condition, business or assets of the Company since March 31, 1998.

          5.4.6 Invested Capital Amounts. As of the date hereof, before giving effect to any of the transactions contemplated by Section 6.1, Hammes' Invested Capital was $1,430,676, and SunBridge's Invested Capital was $143,055.

          5.4.7 Financial Projections. The pro forma cash flow projections prepared by the Company and delivered to Reckson Strategic prior to the date of this Agreement (the "Projections") are based upon the reasonable and good faith assumptions and beliefs of the Company and Hammes, based on information known by the Company as of the date the Projections were delivered to Reckson Strategic. The Projections represent the Company's and Hammes' best estimate of future operating results for the periods indicated on a reasonable case basis, based on information known by the Company as of the date the Projections were delivered to Reckson Strategic.

          5.4.8 Disclosure. For purposes of this Agreement and the transactions contemplated hereby, none of (i) the representations and warranties made by Hammes or SunBridge in this Agreement, or (ii) any statement by Hammes or SunBridge contained in any document, certificate or other writing furnished by the Company, Hammes or SunBridge to RSVP or Reckson Strategic in connection with this Agreement, or the transactions contemplated hereby, knowingly contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements made herein or therein, in light of the circumstances in which they were made, not misleading.


                                   ARTICLE VI

         CAPITAL CONTRIBUTIONS, ALLOCATIONS AND AGREEMENTS WITH MEMBERS

     6.1 Initial Capital Contributions; Other Transactions. The total amount of the initial cash capital contributions (the "Initial Capital Contributions") by all of the Members immediately following the execution and delivery of this Agreement shall be $6,477,500. The Initial Capital Contributions by each Member, after giving effect to the distribution to Hammes described below, shall be the amount set forth opposite the Member's name on the Schedule of Members under the caption "Initial Capital Contributions and Invested Capital." The Initial Capital Contributions of Hammes, and $143,055 of the Initial Capital Contributions of SunBridge, were contributed to the Company prior to the date of this Agreement. The Members hereby agree that upon the Company's receipt of RSVP's Initial Capital Contribution of $5,182,000 (which shall include RSVP's assumption of its and Reckson Strategic's due diligence and legal expenses incurred in the amount of $581,492) and the $504,695 balance of SunBridge's Initial Capital Contribution, (i) the Company shall distribute $782,926 of such funds to Hammes, which shall reduce Hammes' Capital Account (after first giving effect to the transfer and assignment of the Assigned Interest pursuant to
Article V) to 10% of the total Initial Capital Contributions made by the Members, (ii) the Company shall pay $4,322,277 of such funds to Sun Healthcare, as repayment of a portion of the Company's indebtedness under the Revolving Subordinated Credit Agreement, and (iii) SunBridge shall pay $1,700,000 to the Company, as additional Option Consideration with respect to the Initial Facilities pursuant to Section 26 of the Lease Option Agreement. The Members agree that it is their intent that the Initial Payment and the payments, contributions and distributions of funds contemplated by this Section 6.1 be effected simultaneously, and that none shall be deemed to be effective unless and until all are effective.

     6.2 Additional Capital Contributions.

          6.2.1 In addition to each Member's Initial Cash Capital Contribution, each Member shall make additional cash Capital Contributions as provided in this
Section 6.2 up to the amount set forth opposite such Members' name on the Schedule of Members under the caption "Maximum Additional Capital Contribution." Each Member's additional Capital Contribution shall be made pari passu with the Capital Contributions made by the other Members and shall be made in accordance with this Section 6.2. Upon a Member's receipt of a written notice ("Funding Notice") from Hammes, as Managing Member, requesting an additional Capital Contribution, each Member shall be required to pay to the Company the amount of Capital Contribution so requested from such Member. Hammes may not deliver a Funding Notice unless such request for additional Capital Contributions has been Approved by the Management Committee. Each Funding Notice shall set forth the total amount of Capital Contributions requested from the Members (the "Requested Amount"), the amount of Capital Contributions requested from each Member and the business purpose for the Requested Amount. The amount of Capital Contribution requested from each Member shall be an amount equal to (i) such Member's Funding Proportion multiplied by (ii) the Requested Amount. The Funding Proportion for each of RSVP, SunBridge and Hammes shall be 80%, 10% and 10%, respectively. Notwithstanding the foregoing, unless otherwise agreed by each of the Members in their respective sole discretion, in no event shall (a) the aggregate Capital Contributions of RSVP exceed $16 million, (b) the aggregate Capital
Contributions of Hammes exceed $2 million, or (c) the aggregate Capital Contributions of SunBridge exceed $2 million.

          6.2.2 If a Funding Notice is properly given by Hammes, as Managing Member, pursuant to Section 6.2.1, each Member shall have the obligation, subject to the limitations contained in Section 6.2.1, to contribute additional cash to the capital of the Company, in an amount equal to the product of (i) the Requested Amount multiplied by (ii) such Member's Funding Proportion, which amount shall be used to satisfy the items described in such Funding Notice. Each Member shall contribute its share of any Requested Amount after the later to occur of (a) ten (10) Business Days after the date on which the Funding Notice with respect thereto has been received, or (b) the required funding date that is set forth in the Funding Notice.

          6.2.3 Except as otherwise specifically set forth in this Agreement, no Member shall have the right (i) to withdraw such Member's Capital Contribution or to demand or receive the return of a Capital Contribution or to make any claim to any portion of Company capital, or (ii) to demand or receive property other than cash in return for a Capital Contribution or to receive any cash in return for a Capital Contribution.

          6.2.4 Except as expressly provided in this Agreement, no Member shall be required or permitted to make any Capital Contribution, nor shall any member, shareholder, director, officer, manager or employee of any Member have personal liability for any additional Capital Contribution.

          6.2.5 A deficit Capital Account of a Member (or of a partner, member or venturer of a Member) shall not be deemed to be a liability of such Member (or of such partner, member or venturer) or an asset or property of the Company (or any Member). Furthermore, no Member shall have any obligation to the Company or any other Member for any deficit balance in such Member's Capital Account.

     6.3 Capital Contribution Defaults. If any Member (a "Defaulting Member") shall fail or refuse to pay any Capital Contribution in the amount, at the time, and in the manner agreed to hereunder and pursuant to Section 6.2.2, or fail to return any amount withdrawn from such Member's Capital Account in violation of this Agreement (each, a "Payment Default") (a) such Defaulting Member's Ownership Interest and its rights to distributions set forth in Section 7.1 will be adjusted as provided in Section 6.3.1 below, and (b) the other Members (the "Complying Members") and the Company may take the actions described in Sections 6.3.2, 6.3.6 and 6.3.7, respectively, below.

          6.3.1 Forfeiture. Upon the occurrence of (i) a Payment Default, (ii) the Approval of the Management Committee (excluding the designees of the Defaulting Member), and (iii) the payment of a Curing Capital Contribution (as hereinafter defined) by one or more Complying Members, the Defaulting Member's percentage of distributions provided for with respect to the Defaulting Member in Sections 7.1.2.1, 7.1.2.2, 7.1.2.3 and 7.1.2.4 shall each be deemed to have been reduced (but not below zero) to an amount equal to (a) such percentage interest immediately before giving effect to this Section 6.3.1 as applied to such Payment Default, multiplied by (b) one (1) minus a fraction, the numerator of which shall be 200% of the Curing Capital Contribution, and the denominator of which shall be the aggregate Capital Contributions of all Members (including the Curing Capital Contribution). The Complying Members' aggregate percentage of distributions shall be correspondingly increased by an amount equal to the reduction so effected in the Defaulting Member's percentage of distributions, and such increase shall be allocated among the Complying Members in proportion to their relative contributions to the Curing Capital Contribution. A Defaulting Member's Ownership Interest (and the Ownership Interests of the Complying Members) shall be similarly adjusted.

          6.3.2 Loans and Capital Contributions. Upon the occurrence of a Payment Default, the Complying Members may, at their option:

               6.3.2.1 Curing Capital Contributions. Make an additional capital contribution to the Company in the amount required of the Defaulting Member (the "Curing Capital Contribution"); or

               6.3.2.2 Capital Loan. If a Curing Capital Contribution is not made by one or more Members, make a loan to the Defaulting Member by advancing to the Company on behalf of the Defaulting Member the additional Capital Contribution required of the Defaulting Member (a "Capital Loan").

No Complying Member shall be required to make any Curing Capital Contribution or Capital Loan, and each Complying Member electing to make either a Capital Loan or Curing Capital Contribution as provided above may make any part or all thereof; provided that if more than one Complying Member wishes to make any of the same in excess of its pro rata share and, as a result thereof, the total amount which all of the Complying Members wish to make exceeds the amount due from the Defaulting Member, the amounts which each Complying Member may make shall be allocated in proportion to such Complying Members' respective Ownership Interests to the extent necessary so that the total amount allocated to all Complying Members equals the total amount due from the Defaulting Member.

          6.3.3 Aggregate Capital Contributions. To the extent that a Complying Member makes any Curing Capital Contributions, such Complying Members' respective obligations with respect to any remaining Capital Contributions shall not be reduced by such amount.

          6.3.4 Capital Loans. If the Complying Members elect to make a Capital Loan pursuant to Section 6.3.2.2, such loan shall bear interest at the per annum rate (the "Interest Rate") of two percent (2%) in excess of the prime rate in effect from time to time as published by the Money Rates Section of the Wall Street Journal (the "Prime Rate"). Any Capital Loan shall be due and payable in three equal annual installments of principal plus accrued interest on the first, second, and third anniversaries of the date thereof. Until all Capital Loans have been paid in full, any distributions which the Defaulting Member would otherwise be entitled to receive under Article VII or Section 10.2 shall be paid to the Complying Member making such Capital Loan and shall be made to each in proportion to the amount of the Capital Loan made by each Complying Member, and shall be applied first to reimbursement of costs of collection, next accrued interest, and the balance to outstanding principal of the Capital Loans and shall reduce the final installment due thereon then remaining unpaid. The Capital Account of the Defaulting Member shall nevertheless be debited with the Defaulting Member's share of distributions which are applied to repayment of any Capital Loan. If a Defaulting Member defaults in the payment of a Capital Loan or if a Defaulting Member ceases to be a Member of the Company, such loan shall become immediately due and payable, and shall bear interest from the date of default until payment in full at the rate of 18% per annum. With respect to any Capital Loan, the Defaulting Member agrees to pay all costs of collection, including attorneys' fees. All Capital Loans shall automatically become due and payable upon any transfer of the Defaulting Member's Ownership Interest. All Capital Loans shall be represented by a promissory note or other evidence of indebtedness satisfactory to the Complying Members making such Capital Loans. Each Capital Loan shall be secured by a security interest in the Defaulting Member's Ownership Interest; provided that any security interest in an Ownership Interest shall be subordinate to any debt of the Defaulting Member to a bank or other institutional lender with a security interest that is permitted by the terms of this Agreement and that is perfected prior to the making of the Capital Loan. The Defaulting Member shall execute and deliver such promissory notes relating to a Capital Loan, and the Defaulting Member shall deliver such security agreements, financing statements, and other documents relating to a Capital Loan, as the Complying Members making such Capital Loans shall reasonably request.

          6.3.5 Debt Obligation. Unless and until the Complying Members elect to make a Curing Capital Contribution, or Capital Loan pursuant to Section 6.3.2, the unpaid amount of any additional Capital Contributions required under Section
6.2 shall (i) constitute a debt of the Defaulting Member to the Company, enforceable by the Company on its own behalf or by the Complying Members on behalf of the Company, (ii) be payable without further demand, together with interest at the Interest Rate, and all costs of collection, including attorneys' fees, and (iii) be secured by a security interest in the Defaulting Member's Ownership Interest which shall be subordinate to any debt of the Defaulting Member to a bank or other institutional lender with a security interest that is permitted by the terms of this Agreement and that is perfected prior to occurrence of the Payment Default.

          6.3.6 Outside Loans. In the event that the Complying Members do not elect to make a Curing Capital Contribution or a Capital Loan, the Company may obtain on behalf of the Company outside financing in the amount of the Capital Contribution required from the Defaulting Member on such terms and conditions as may be Approved by the Management Committee (excluding the designees of the Defaulting Member).

          6.3.7 Remedies Cumulative. The rights granted to the Complying Members under this Section 6.3 are in addition to any rights or remedies that the Complying Members or the Company may have under this Agreement or at law or in equity relating to the failure of the Defaulting Member to make any Capital Contribution required of it. If the Complying Members do not elect to make a Curing Capital Contribution or Capital Loan pursuant to Section 6.3.2, the Defaulting Member shall also be liable for all incidental or consequential damages which the Company may become liable for or may suffer because of such Defaulting Member's failure to perform.

     6.4 Interest on Capital Contributions. No interest shall be paid on any contribution to the capital of the Company.

     6.5 Capital Accounts. There shall be established and maintained on the books of the Company a separate capital account (a "Capital Account") for each Member. Each Member's Capital Account shall be credited with the amount of money and the Gross Asset Value (as defined in Section 6.6.5.7) of any other property contributed by the Member to the Company (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under Section 752 of the Internal Revenue Code of 1986, as amended (the "Code")) and by the amount of any Company liabilities which are assumed by such Member. Each Member's allocated share of Company items of income, gain, loss, and deduction shall be credited or debited to its Capital Account, and all distributions of cash or property by the Company to a Member (with distributions of property being valued at their Gross Asset Value, net of liabilities secured by such distributed property that the Member is considered to assume or take subject to under Section 752 of the Code), and the amount of any liabilities of such Member which are assumed by the Company shall be debited to such Member's Capital Account.

     Notwithstanding any other provision hereof, the Member's Capital Accounts shall be maintained in accordance with Treasury Regulations under Section 704(b) of the Code. In applying such principles, any expenditures of the Company described in Code Sec tion 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-l(b)(2)(iv)(i) shall be allocated among the Members in the same manner as such expenditures would be allocated among the Members pursuant to this Article VI if such expenditures were treated as additional items of deduction of the Company recognized and required to be allocated among the Members pursuant to this Article VI with respect to the year in which such expenditures were made.

     In the event all or a portion of an interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest. A Person shall have a single Capital Account that reflects its entire interest in the Company, regardless of the time or manner in which those interests were acquired.

     6.6 Allocation of Profits and Losses.

          6.6.1 Determination of Profits and Losses. Profits and Losses, and all items of Company income, gain, loss, deduction, and credit as determined in accordance with the methods used for filing the Company's federal income tax returns shall be allocated among the Members as follows:

          6.6.2 Profit and Loss Allocations. For purposes of determining Capital Account balances Profit and Loss with respect to any year shall be allocated prior to reducing Capital Accounts by any distributions with respect to such year and Capital Account balances shall be redetermined after each priority allocation before making the next priority allocation.

               6.6.2.1  Losses.  Except  to the  extent  otherwise  provided  in
Section 6.6.5, Losses shall be allocated in the following order of priority:

               (i) First, among the Members in an amount equal to the excess of the Profits allocated to them pursuant to Section 6.6.2.2 (ii), (iii), (iv) and
(v) (in reverse of the order and in the same proportions in which such Profits were allocated) over the Losses previously allocated to them pursuant to this
Section 6.6.2.1 (i); and

               (ii) Thereafter, subject to Section 6.6.5.1(i), 62.5% to RSVP, 27.5% to Hammes and 10% to SunBridge.

               6.6.2.2  Profits.  Except to the  extent  otherwise  provided  in
Section 6.6.5, Profits shall be allocated in the following order of priority:

               (i) First, among the Members in an amount equal to the excess of the amount of Losses allocated to them pursuant to Section 6.6.2.1 (in reverse of the order and in the same proportions in which such Losses were allocated) over the amount of Profits previously allocated to them pursuant to this Section
6.6.2.2 (i);

               (ii) Second, among the Members in an amount equal to the excess of the amount required to be distributed to them pursuant to Section 7.1.2.1 (reduced by their Capital Contributions) for the current fiscal period and all prior fiscal periods (determined by assuming that the cash available for distribution pursuant to Section 7.1.2.1 at least equaled the Profits required to be allocated hereunder), over the amounts previously allocated to them pursuant to this Section 6.6.2.2 (ii);

               (iii) Third, among the Members in an amount equal to the excess of the amount required to be distributed to them pursuant to Section 7.1.2.2 for the current Company Accounting Year and all prior Company Accounting Years (determined by assuming that the cash available for distribution pursuant to
Section  7.1.2.2  at  least  equaled  the  Profits   required  to  be  allocated
hereunder),  over the  amount  previously  allocated  to them  pursuant  to this
Section 6.6.2.2 (iii);

               (iv) Fourth, among the Members in an amount equal to the excess of the amount required to be distributed to them pursuant to Section 7.1.2.3 for the current Company Accounting Year and all prior Company Accounting Years (determined by assuming that the cash available for distribution pursuant to
Section  7.1.2.3  at  least  equaled  the  Profits   required  to  be  allocated
hereunder),  over the  amount  previously  allocated  to them  pursuant  to this
Section 6.6.2.2 (iv); and

               (v) Thereafter, in the proportions set forth in Section 7.1.2.4.

          6.6.3 In General. Except as is otherwise provided in this Article VI, an allocation of Company taxable income or taxable loss to a Member shall be treated as an allocation to such Member of the same share of each item of income, gain, loss and deduction that has been taken into account in computing such taxable income or taxable loss.

          6.6.4 Notwithstanding the foregoing, any income, gain or deduction of the Company resulting from a reduction and increase pursuant to Sections 6.3.1 and 6.3.3 shall be allocated, in the case of income resulting from a Capital Account increase, to the Member or Members receiving such increase, and in the case of a deduction or gain resulting from a Capital Account decrease, to the Member or Members suffering such decrease.

          6.6.5 Regulatory Allocations

               6.6.5.1 Minimum Gain Chargeback and Qualified Income Offset.

               (i) No Impermissible Deficits. Notwithstanding any other provision of this Agreement, taxable loss (or items of deduction) shall not be allocated to a Member to the extent that the Member has or would have, as a result of such allocations, an Adjusted Capital Account Deficit. Any taxable loss (or items of deduction) which otherwise would be allocated to a Member, but which cannot be allocated to such Member because of the application of the immediately preceding sentence, shall instead be allocated to the other Members, in proportion to their then Capital Account balances; provided, however, that a Member who was not allocated a taxable loss (or items of deduction) pursuant to this Section 6.6.5.1 shall be allocated a like loss when such loss (or items of deduction) can be allocated to such Member without causing an Adjusted Capital Account Deficit.

               (ii) Qualified Income Offset. In order to comply with the "qualified income offset" requirement of the Treasury Regulations under Code
Section 704(b), and notwithstanding any other provision of this Agreement to the contrary except Section 6.6.5.1(iii) below, in the event a Member for any reason (whether or not expected) has an Adjusted Capital Account Deficit, items of Profits (consisting of a pro rata portion of each item of income comprising the Company's Profits, including both gross income and gain for the taxable year) shall be allocated to such Member in an amount and manner sufficient to eliminate as quickly as possible the Adjusted Capital Account Deficit.

               (iii) Minimum Gain Chargeback. In order to comply with the "minimum gain chargeback" requirements of Treasury Regulations Sections 1.704-2(f)(1) and 1.704-2(i)(4), and notwithstanding any other provision of this Agreement to the contrary, in the event there is a net decrease in a Member's share of Company Minimum Gain and/or Member Nonrecourse Debt Minimum Gain during a Company taxable year, such Member shall be allocated items of income and gain for that year (and if necessary, other years) as required by and in accordance with Treasury Regulations Sections 1.704-2(f)(1) and 1.704-2(i)(4) before any other allocation is made.

               6.6.5.2 Other Tax Allocation Provisions.

               (i) Income Characterization. For purposes of deter mining the character (as ordinary income or capital gain) of any gain allocated to the Members, any portion of the taxable income of the Company that is treated as ordinary income attributable to the recapture of depreciation shall, to the extent possible, be allocated among the Members in the proportion which (i) the amount of depreciation previously allocated to each Member bears to (ii) the total of such depreciation allocated to all Members. This section shall not alter the amount of allocations among the Members but shall merely affect the character of income so allocated.

               (ii) Change in Residual Percentages. In the event any Member's interest in the Company changes during a fiscal year for any reason, including the transfer of any interest in the Company, the allocations of taxable income or loss under this Section, and distributions, shall be adjusted as necessary to reflect the varying interests of the Members during such year using an interim closing of the books method as of the date of such change, or such other method as is Approved by the Management Committee.

               (iii)   Mandatory   Allocations  --  Section  704(c)  and  Member
Nonrecourse Debt.

                    (1)  Notwithstanding  the  foregoing,  (i) in the event Code
Section 704(c) or Code Section 704(c) principles applicable under Treasury Regulations Section 1.704-1(b)(2)(iv) require allocations of income or loss of the Company in a manner different than that set forth above, the provisions of Code Section 704(c) and the Treasury Regulations thereunder shall, solely for tax purposes, control such allocations among the Members; and (ii) all tax deductions and taxable losses of the Company that, pursuant to Treasury Regulations Section 1.704-2(i), are attributable to a Member Nonrecourse Debt for which a Member (or a Person related to such Member under Treasury Regulations Section 1.752-4(b)) bears the economic risk of loss (within the meaning of Treasury Regulations Section 1.752-2) shall be allocated to such Member as required by Treasury Regulations Section 1.704-2(c).

                    (2) Any item of income, gain, loss and deduction with respect to any property (other than cash) that has been contributed by a Member to the capital of the Company or which has been revalued for Capital Account purposes pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv) and which is required or permitted to be allocated to such Member for income tax purposes under Code Section 704(c) so as to take into account the variation between the tax basis of such property and its Gross Asset Value at the time of its contribution or at the time of its revaluation for Capital Account purposes pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv) (such contributed or revalued property is referred to as "Revalued Property") shall be allocated solely for income tax purposes in the manner so required or permitted under Code
Section 704(c) using the "traditional  method" described in Treasury Regulations
Section 1.704-3(b) (or any successor Regulation), such allocations to be made as shall be Approved by the Management Committee; provided, however, that curative allocations consisting of the special allocation of gain or loss upon the sale or other disposition of the Revalued Property shall be made in accordance with Treasury Regulations Section 1.704-3(c) to the extent necessary to eliminate any disparity, to the extent possible, between the Members' book and tax Capital Accounts attributable to such property; and further provided, however, that any other method allowable under applicable Treasury Regulations may be used in connection with any Revalued Property as shall be Approved by the Management
Committee. Allocations under this Section 6.6.5.2(iii)(2) are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profit, Loss, Gain or Loss on Disposition or other items or distributions under any provision of this Agreement.

               (iv) Guarantee of Company Indebtedness. Except for arrangements expressly described in this Agreement, no Member shall enter into (or permit any Person related to the Member to enter into) any arrangement with respect to any liability of the Company that would result in such Member (or a Person related to such Member under Treasury Regulations Section 1.752-4(b)) bearing the economic risk of loss (within the meaning of Treasury Regulations Section 1.752-2) with respect to such liability unless such arrangement has been Approved by the Members.

               (v) References to Regulations. Any reference in this Agreement to a provision of final, proposed and/or temporary Treasury Regulations shall, in the event such provision is modified or renumbered, be deemed to refer to the successor provision as so modified or renumbered, but only to the extent such successor provision applies to the Company under the effective date rules applicable to such successor provision or the Members otherwise so reasonably Approve under applicable elections contained in such Treasury Regulations.

               6.6.5.3 Intent of Allocations. The parties intend that the foregoing tax allocation provisions of this Article VI shall produce final Capital Account balances of the Members that would permit liquidating distributions, if such distributions were made in accordance with final Capital Account balances (instead of being made in the order of priorities set forth in Section 7.1.2), to be made (after unpaid loans and interest thereon, including those owed to Members have been paid) in a manner identical to the order of priorities set forth in Section 7.1.2. To the extent that the tax allocation provisions of this Article VI would fail to produce such final Capital Account balances, (i) such provisions shall be amended by the Members if and to the extent necessary to produce such result and (ii) taxable income and taxable loss of the Company for prior open years (or items of gross income and deduction of the Company for such years) shall be reallocated among the Members to the extent it is not possible to achieve such result with allocations of items of income (including gross income) and deduction for the current year and future years, as Approved by the Management Committee. This Sec tion 6.6.5.3 shall control notwithstanding any reallocation or adjustment of taxable income, taxable loss, or items thereof by the Internal Revenue Service or any other taxing authority.

               6.6.5.4 Basis Elections. The Company shall make an election under
Section 754 of the Code with respect to RSVP's acquisition of the Assigned Interest from Hammes. In the event of any future transfer of all or any part of a Member's interest in the Company, the Company shall, unless otherwise required under the Code, adjust the basis of the Company's assets under Code Section 754.

               6.6.5.5 General Allocation Rules. All Profit and Loss of the Company shall be allocated with respect to each Company Accounting Year (or part thereof) as of the end of, and within ninety (90) days after the end of, such year, or as soon thereafter as is practically possible. All Profit and Loss shall be allocated to the Members shown on the records of the Company to have been Members as of the last day of the Company Accounting Year for which such allocation is to be made, except that, if a Member sells or exchanges its interest in the Company or otherwise is admitted as a substituted Member, the Profit or Loss shall be allocated between the transferor and the transferee by taking into account their varying interests during the Company Accounting Year in accordance with Code Section 706(d), using the interim closing of the books method or such other method as shall be Approved by the Management Committee.

               6.6.5.6 Sharing of Company Nonrecourse Debt. Throughout the term of the Company, the Nonrecourse Liability of the Company (other than Member Nonrecourse Debt) shall be allocated for tax purposes among the Members in accordance with their then respective Ownership Interests. To the extent that any Member's share of such nonrecourse debt as so specified exceeds the amounts referred to in Treasury Regulations Sections 1.752-3(a)(1) and (2), it is intended that the foregoing shares shall be viewed and treated as reasonably consistent with allocations (which have substantial economic effect) of some significant item of partnership income or gain within the meaning of Treasury Regulations Section 1.752-3(a)(3).

               6.6.5.7 Definition and Adjustment of Gross Asset Value. "Gross Asset Value", with respect to any asset, shall be the adjusted basis for federal income tax purposes of that asset, except as follows:

               (i) The initial Gross Asset Value of any asset contributed (or deemed contributed under Treasury Regulations Section 1.708-1(b)(1)(iv)) by a Member to the Company shall be the fair market value of the asset on the date of the contribution, as Approved by the Management Committee.

               (ii) The Gross Asset Values of all Company assets shall be adjusted to equal the respective fair market values of the assets, as Approved by the Management Committee:

                    (1) If the Management Committee determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company, as a result of (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution; or (ii) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and

                    (2) As of the date of the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g).

               (iii) The Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of the asset on the date of distribution (as Approved by the Management Committee), less any liabilities assumed by the distributee Member or to which such asset is subject as of the time of distribution.

               (iv) The Gross Asset Values of Company assets shall be increased or decreased to reflect any adjustment to the adjusted basis of the assets under Code Section 734(b) or 743(b), but only to the extent that the adjustment is taken into account in determining Capital Accounts under Treasury Regulations
Section 1.704- 1(b)(2)(iv)(m), provided that Gross Asset Values shall not be adjusted to the extent that the Management Committee determines that an adjustment under Section 6.6.5.7(ii) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment under this
Section 6.6.5.7(iv). After the Gross Asset Value of any asset has been determined or adjusted under this Section, Gross Asset Value shall be adjusted by the depreciation taken into account with respect to the asset for purposes of computing Profits or Losses.

               6.6.5.8 Rules of Construction. For purposes of applying this Section as a result of a disposition occurring with respect to part (but less than all) of any capital asset of the Company, a Member's Capital Account balance shall be deemed to be increased by such Member's share of Company
Minimum Gain and Member Nonrecourse Debt Minimum Gain remaining after such disposition as determined under the Treasury Regulations under Code Section 704(b).

     6.7 Agreements with Members or Affiliates.

          6.7.1 SunBridge. Simultaneously with the execution hereof (or on such other schedule as is set forth below or as the Members shall agree in writing), SunBridge shall enter into or cause its identified Affiliate to enter into the following agreements with the Company:

               6.7.1.1 SunBridge shall cause the Credit Agreement between Sun Healthcare and the Company (the "Subordinated Credit Agreement"), to remain in effect continually from the date hereof until the date specified therein unless otherwise agreed by RSVP or Hammes in writing or unless the Company causes the termination of the Subordinated Credit Agreement under the provisions thereof.

               6.7.1.2 Unless otherwise Approved by the Management Committee, SunBridge and the Company or an Investment Entity shall enter into an Agreement to Provide Management Services with respect to each Facility generally in the form attached hereto as Exhibit B (the "Management Agreements"), with such changes as shall be Approved by the Management Committee.

               6.7.1.3 SunBridge shall enter into the Triple-Net Lease Option Agreement with the Company in the form attached hereto as Exhibit C (the "Lease Option Agreement").

          6.7.2 Hammes. Simultaneously with the execution hereof (or on such other schedule as is set forth below or as the Members shall agree in writing), Hammes shall cause HC Development LLC, a Wisconsin limited liability company (the "Developer") to enter into an Amended and Restated Development Agreement with the Company in the form attached hereto as Exhibit D (the "Development Agreement").

          6.7.3 Hammes' Obligations. In addition to the agreement provided for in Section 6.7.2, Hammes shall act as the Managing Member responsible for the day-to-day management of the Company as provided for in Section 8.3 and shall act as Tax Matters Member as provided for in 8.8.

          6.7.4 No Capital Account Effect.  The agreements  provided for in this
Section 6.7 shall have no effect on the Capital Accounts of the Members.


                                   ARTICLE VII

                          DISTRIBUTIONS FROM OPERATIONS

     7.1 Distributions.

          7.1.1 Timing of Distributions. The Company will distribute all Cash Flow from operations no less frequently than quarterly and within 20 days following the close of each fiscal quarter, unless otherwise determined by the Management Committee with the Approval of RSVP's Committee Members. All Cash Flow representing the proceeds of any sale, refinancing or disposition of a Facility or Investment Entity or other capital event shall be distributed within 20 days following receipt by the Company of such proceeds, unless otherwise determined by the Management Committee with the Approval of an RSVP Committee Member. Distributions may be made in cash or, with the Approval of a Committee Member which is a designee of RSVP, in the form of Marketable Securities or, with the Approval of the Members, in kind.

          7.1.2 Priority of Distributions. Subject to Section 7.2, Cash Flow shall be distributed as follows:

               7.1.2.1 First, 80% to RSVP, 10% to Hammes and 10% to SunBridge until RSVP has received pursuant to Section 7.2 and this Section 7.1.2.1 an amount (inclusive of amounts received pursuant to Section 7.2) equal to the IRR
- First Level;

               7.1.2.2 Second, (i) 70% to RSVP, (ii) 20% to Hammes and (iii) 10% to SunBridge until RSVP has received pursuant to Section 7.2, Section 7.1.2.1 and this Section 7.1.2.2 an amount (inclusive of amounts received pursuant to Section 7.2 and Section 7.1.2.1) equal to the IRR - Second Level;

               7.1.2.3 Third, 60% to RSVP, (ii) 30% to Hammes and (iii) 10% to SunBridge until RSVP has received pursuant to Section 7.2, Section 7.1.2.1,
Section 7.1.2.2 and this Section 7.1.2.3 an amount (inclusive of amounts received pursuant to Section 7.2, Section 7.1.2.1 and Section 7.1.2.2) equal to the IRR Third Level; and

               7.1.2.4 Thereafter, 45% to RSVP, 45% to Hammes and 10% to SunBridge. All distributions under this Section 7.1 and under Section 7.2 to a Member shall be deemed to have been applied first to repay Invested Capital of such Member and, in the case of distributions to RSVP, then to repay the balance of the RSVP Investment.

     7.2 Tax Distributions. Subject to there being Cash Flow available for distribution and the limitations set forth in Section 7.4, within ten days after the end of March, May, August and December, in order to provide funds from the Company in amounts reasonably estimated to be required for the Members to pay estimated income tax liability on their respective shares of the income of the Company, the Manager shall cause the Company to distribute to the Members as "Tax Distributions," in accordance with the priorities established in Section 7.1, a total amount which the Manager estimates to be equal to the federal and state income tax liability that would be accrued on the income of the Company for that calendar year through the end of the applicable month (assuming that such income was taxed at the rate of 40% for ordinary income and 30% for capital gains), less the amount of all Tax Distributions previously made with respect to such calendar year and any other distributions made to the Members with respect to such calendar year (which shall not include Tax Distributions or other distributions made with respect to any prior year's income); provided that income of the Company for any year shall be net of (so as to be reduced by) all losses of the Company for that year and all losses of the Company for any prior years (including any years prior to the date of this Agreement) which have not then been fully set off against income for purposes of determining Tax Distributions under this Section 7.2. After the income of the Company for each calendar year has been determined, if total distributions to date with respect to such year do not equal or exceed the federal and state income tax liability that would be accrued on the income of the Company for such year (determined as provided above), subject to there being Cash Flow available for distribution and the limitations set forth in Section 7.4, Hammes, as Managing Member, shall cause the Company to distribute any additional amount necessary to cause the total distributions for such year to equal such tax liability.

     7.3 No Right to Distributions. Except as described in Sections 7.1 and 7.2, no Member shall have the right to withdraw any amount from its Capital Account, or to receive any distribution or return of capital, without the Approval of the Management Committee

     7.4 Limits on Distributions. As provided in the Act, the Company may not make distributions (including Tax Distributions) to Members to the extent that, after giving effect to the distribution, all of the liabilities of the Company, other than liabilities to Members on account of their Ownership Interests and liabilities for which the recourse of creditors is limited to specified property of the Company, would exceed the fair value of the assets of the Company; provided, however, that the fair value of property that is subject to a liability for which the recourse of creditors is limited shall be included in the assets of the Company only to the extent that the fair value of that property exceeds that liability.


                                  ARTICLE VIII

                                   MANAGEMENT

     8.1 Management Committee.

          8.1.1 The Members shall appoint representatives to a Management Committee of the Company (the "Management Committee") that shall have, on behalf of the Members, the full and complete authority with respect to all decisions identified on Exhibit E ("Major Decisions"), the decisions identified on Exhibit F ("Major Capital Decisions") and with respect to all matters for which the Members' Approval is required as provided for in this Agreement. Except as otherwise specified in this Agreement, all Major Decisions, Major Capital
Decisions and other decisions shall require the Approval of the Management Committee. The Committee Members appointed by Hammes shall not have the right to vote with respect to the Major Decisions identified as item (7) on Exhibit E that relate to the Development Agreement. The Committee Member appointed by SunBridge shall not have the right to vote with respect to the Major Decisions identified as items (2) or (7) on Exhibit E that relate to the Management Agreement with SunBridge or any Facility Lease with SunBridge or another person, or with respect to the Major Decisions identified as item (10) on Exhibit E. Approval by the Management Committee of any Major Decision shall require the affirmative vote or consent of one or more of the Committee Members appointed by RSVP, in addition to any other required Committee Member vote or consent. Approval by the Management Committee of any Major Capital Decision shall only require the affirmative vote or consent of one or more of the Committee Members appointed by RSVP, and shall not require the affirmative vote or consent of any other Committee Member. Any decision which may be deemed to constitute both a Major Decision and a Major Capital Decision shall be deemed to constitute a Major Capital Decision and not a Major Decision.

          8.1.2 The Management Committee shall initially consist of five (5) individuals (each, a "Committee Member"). The number of Committee Members of the Company shall be fixed from time to time by the Management Committee, provided, however, that the number of Committee Members shall not be less than five (5). RSVP shall have the right to appoint two (2) Committee Members who shall initially be Seth Lipsay and Steven Shepsman; Hammes shall have the right to appoint two (2) Committee Members who shall initially be Stuart Davis and Jon Hammes; and SunBridge shall have the right to appoint one (1) Committee Member who shall initially be Jerry C. Meyer. Each Committee Member shall be a member of the Management Committee until the Member that appointed such Committee Member provides written notice to the other Members stating that such Committee Member has been removed, resigned, become incapacitated or died. Subject to the limitations set forth herein, a Committee Member may be removed by the Member that appointed such Committee Member for any reason. Any vacancy on the Management Committee created by the resignation, removal, incapacity or death of any Committee Member may be filled by another person appointed by such Member. Notwithstanding the foregoing, Hammes shall not change its designees without the prior written consent of RSVP (which consent shall not be unreasonably withheld) and RSVP shall not change its designees without the prior written consent of Hammes (which consent shall not be unreasonably withheld); provided, however, that the appointment of one or more of the following individuals as RSVP's designees shall not require the consent of Hammes: Seth Lipsay, Steven Shepsman, any successor managing director of RSVP, Sharon Roth, Scott Rechler or Michael Maturo.

          8.1.3 "Approval" (and any variation thereof) of any matter submitted to the Management Committee shall mean (subject to the following sentence) the affirmative vote or consent of a majority of the Committee Members present at a duly held meeting of the Management Committee ), provided, however, that with respect to matters where a certain Member's designees are specifically excluded from a vote or consent of the Management Committee under this Agreement, then Approval shall mean the affirmative vote or consent of a majority of the remaining Committee Members. Notwithstanding the foregoing, (a) Approval with respect to Major Decisions shall always require the affirmative vote or consent of at least one (1) RSVP Committee Member, and (b) Approval with respect to Major Capital Decisions shall require only the affirmative vote or consent of one or more RSVP Committee Members, and shall not require the affirmative vote or consent of any other Committee Member. Approval of the Management Committee may also occur without a meeting upon the unanimous written consent of the Committee Members.

     8.2 Management Committee Meetings.

          8.2.1 Regular meetings of the Management Committee shall be held monthly (or more frequently when requested by a Member upon three (3) Business Days' advance notice to the other Members and the Committee Members), at a location designated by the Management Committee; provided, that, any meeting of the Management Committee may be conducted by telephone conference. Hammes, as a Managing Member, shall (and if Hammes fails to do so, RSVP may) circulate an agenda for each meeting to the Committee Members at least seventy-two (72) hours prior to each meeting of the Management Committee. The presence (in person, telephonically or by proxy) of at least three (3) Committee Members, at least one (1) of whom is a designee of RSVP, at least one (1) of whom is a designee of Hammes, and at least one (1) of whom is a designee of SunBridge, shall (except as provided below) be required for the transaction of business at each meeting. Approval of the Committee Members at a meeting shall only occur when a majority of those Committee Members present vote to approve (or consent to the approval of) the subject of such vote (including therein the affirmative vote or consent of at least one RSVP Committee Member with respect to Major Decisions). Committee Members may Approve a Major Decision notwithstanding the absence of a quorum at a meeting of the Management Committee, provided: (a) such Approval includes the affirmative vote or consent of at least one RSVP Committee Member;
(b) notice of such meeting (including therein notice of the proposed Major Decision) has been given to all Members and Committee Members in the manner set forth above; and (c) notice of such proposed Major Decision had previously been included in a notice of a prior meeting of the Management Committee held or originally scheduled to be held not less than 10 nor more than 60 Business Days prior to the meeting at which Approval with respect to a Major Decision is taken notwithstanding the absence of a quorum.. Approval with respect to Major Capital Decisions shall require only the affirmative vote or consent of one or more RSVP Committee Members, who may Approve a Major Capital Decision notwithstanding the absence of a quorum at a meeting of the Management Committee, provided: (a) notice of such meeting (including therein notice of the proposed Major Capital Decision) has been given to all Members and Committee Members in the manner set forth above; and (b) notice of such proposed Major Capital Decision had previously been included in a notice of a prior meeting of the Management Committee held or originally scheduled to be held not less than 10 nor more than 60 Business Days prior to the meeting at which Approval with respect to a Major Capital Decision is taken notwithstanding the absence of a quorum. Minutes of each Management Committee meeting shall be kept and circulated to each Member and each Member's designees to the Management Committee within ten (10) Business Days of the actual meeting. The minutes of each meeting of the Management Committee shall be reviewed and modified, as necessary, and approved at the subsequent meeting of the Management Committee.

          8.2.2 The Members and their designees to the Management Committee shall each use their reasonable best efforts to reach a consensus on all matters within the framework of the regular Management Committee meetings, and each shall cooperate in encouraging frequent and detailed dialogue and communication among the Members. RSVP shall consult with the Committee Members prior to giving Approval with respect to any Major Capital Decision not previously presented to the Management Committee for consideration.

     8.3 Managing Members; Day-to-Day Management.

          8.3.1 Each of RSVP and Hammes shall be the managing members of the Company (the "Managing Members"). Notwithstanding any other provisions of this Agreement, the Managing Members shall have no authority (i) to perform any act in violation of any applicable law; (ii) to perform any act in violation of this Agreement; (iii) to possess Company property, or assign the Company's rights in specific Company property, for other than a Company purpose; or (iv) to knowingly perform any act, or knowingly cause the Company to perform any act, which would result in the Company being classified as an Investment Company under the Investment Company Act of 1940 or which would impair or adversely affect the status of any Affiliate of RSVP as a real estate investment trust (a "REIT") under Sections 856 through 860 of the Code. Subject to the regular and frequent oversight of the Management Committee and except as otherwise provided in this Agreement, (a) the Managing Members shall have power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business and
(b) Hammes, as a Managing Member, shall conduct the day-to-day business and affairs of the Company and shall execute investment plans and budgets in furtherance of and in accordance with the purpose of this Agreement, provided, however, if Hammes ceases to be a Member at such time as RSVP is a Member, RSVP or its designee shall so conduct such activities. In addition, Hammes shall be responsible for the monitoring and review of the performance by SunBridge of its obligations under the Management Agreement, the Lease Option Agreement and (if a Lease Option is exercised) the Facility Leases, and shall execute the Development Plans and budgets as initially approved by the Management Committee, or as modified by the Management Committee. Hammes shall take all appropriate actions in furtherance of Major Decisions Approved by the Members and shall take all actions over which it has exclusive management rights as described in this
Section 8.3.1, which actions shall not require the additional consent of RSVP as the other Managing Member. The Managing Members shall, in no event, take any action that constitutes a Major Decision if such action was not Approved by the Management Committee.

          8.3.2 Each Managing Member shall perform its duties as Managing Member in good faith, in a manner that such Managing Member reasonably believes to be in the best interests of the Company and with such care as an ordinarily prudent person in a like position would use under similar circumstances. Subject to the provisions of Section 9.1, if a Managing Member so performs its duties, such Managing Member shall not have any liability by reason of being or having been a Managing Member of the Company. The Managing Member and the Members shall be entitled to rely in good faith upon the records of the Company and upon such information, opinions, reports, or statements of those persons or groups as are specified in the Act. The Managing Members shall be agents of the Company for the purpose of its business and the act of either Managing Member, including the execution in the name of the Company of any instrument for apparently carrying on in the usual way the business of the Company, shall bind the Company unless the act is in contravention of the Company's certificate of formation or this Agreement or unless the Managing Member otherwise lacks the authority to act for the Company and the person with whom the Managing Member is dealing has knowledge of the fact that the Managing Member has no such authority. Subject to the provisions of Section 9.1, no Managing Member shall be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member (including by reason of any breach of any fiduciary duty), unless the loss or damage shall have been the result of fraud, gross negligence, willful misconduct or material breach of this Agreement by the Managing Member.

     8.4 RSVP's Rights Regarding Certain Decisions. Notwithstanding the other provisions of this Article VIII, RSVP shall have the right, upon written notice (the "RSVP Decision Notice") to make certain decisions without the consent of Hammes, SunBridge or the Management Committee, as provided below.

          8.4.1 RSVP's Right to Elect Dispositions. RSVP shall have the right to require the Company to dispose of any Facility (i) which (A) does not, within two years of such Facility's "Substantial Completion" (as defined in the Development Agreement), generate Cash Flow in amounts sufficient, when taken together with Cash Flow from all other Facilities not yet leased by SunBridge pursuant to the Lease Option, provide an annual 16% cash on cash return on the RSVP Investment allocable to such Facilities, and (B) has first been offered for lease to SunBridge under the Lease Option Agreement and SunBridge has rejected such Facility for lease, or (ii) as to which the Facility Lease has terminated or not been renewed. Before the Company disposes of any such Facility, which disposition is not Approved by at least one Committee Member which is a designee of a Member other than RSVP, the other Members (excluding RSVP) shall have a right of first offer to purchase such Facility as follows. If the other Members do not make a written binding offer to purchase such Facility on terms acceptable to RSVP within five Business Days after written notice of intent to dispose of the Facility has been delivered by RSVP on behalf of the Company (the "RSVP Disposition Notice"), RSVP may cause the Company to sell such Facility to any person (including RSVP or an Affiliate of RSVP) at a price no less than the price at which the Facility was offered to be purchased by the Members. If the Facility is not sold within one year from the delivery of the RSVP Disposition Notice to the Members, such Facility shall once again be subject to the first offer provisions of this Section.

          8.4.2 Major Capital Decisions. RSVP, through its appointed Committee Members, shall have the right to require the Company to take, or refrain from taking, any act which is, or which implements, a Major Capital Decision.

     8.5 Other Obligations of the Company.

          8.5.1 Hammes, as Managing Member, shall cause the Company to take such action as may be necessary or appropriate for the continuation of the Company's valid existence under the laws of the State of Delaware and the existence of each Investment Entity under the laws of its jurisdiction of organization and in order to form or qualify the Company (or any Investment Entity) under the laws of any jurisdiction in which the Company (or any Investment Entity) is doing business or in which such formation or qualification is necessary to protect the limited liability of the Members or in order to continue in effect such formation or qualification. Hammes, as Managing Member, shall cause the Company (and each Investment Entity) to file or cause to be filed for recordation in the office of the appropriate authorities of its jurisdiction of organization and in the proper office or offices in each other jurisdiction in which the Company (or any Investment Entity) is formed or qualified, such certificates, including limited liability company and fictitious name certificates, and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction.

          8.5.2 Hammes, as Managing Member, shall cause the Company (and each Investment Entity) to maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning and/or operating similar properties in areas similar to those in which the Company and each Investment Entity owns and/or operates Facilities or other properties.

     8.6 Authority of Others to Act. Unless authorized specifically to do so by the Management Committee or the Managing Members with regard to a particular matter, no attorney-in-fact, employee, or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniarily for any purpose. Except as provided in this
Article 8, no Member shall have any power or authority to bind the Company unless such Member has been authorized by the Management Committee or the Managing Members to act as an agent of the Company in accordance with the previous sentence.

     8.7 Deadlock Buy/Sell.

          8.7.1 In the event that at any time after the second anniversary of this Agreement, the Management Committee fails to approve three (3) or more Major Decisions presented for Approval (excluding Major Decisions if and only to the extent such decisions also constitute Major Capital Decisions) within a period of twelve (12) consecutive months, any Member (the "Offering Member") may invoke the procedures set forth in this Section 8.7 (the "Deadlock Buy/Sell") to break the deadlock with the other Members (the "Responding Members").

          The Offering Member may initiate the Deadlock Buy/Sell by providing the Responding Members with a written notice (the "Buy/Sell Notice") which shall set forth all material terms on which it is willing to purchase all of the Responding Members' Ownership Interests, including the aggregate price offered for the Responding Members' Ownership Interests. Together with the Buy/Sell
Notice, the Offering Member shall deliver to each Responding Member a cash deposit or irrevocable letter of credit equal to twenty percent (20%) of the purchase price offered for such Responding Member's Ownership Interest (each, an "Offering Member Deposit") which Offering Member Deposits shall be applied toward the payment of the purchase price at the closing of the Offering Member's purchase of the Responding Members' Ownership Interests, if applicable. Within ten (10) days after delivery of the Buy/Sell Notice, each Responding Member shall irrevocably agree in writing to either (i) close within sixty (60) days of the date of the Buy/Sell Notice (the "Responding Member Purchase Period") on the purchase for cash at the price set forth in the Buy/Sell Notice (appropriately adjusted to reflect the Members' relative Ownership Interests) of either (x) its pro rata portion of the Offering Member's Ownership Interest based on the Ownership Interests of each Responding Member that elects to purchase the Offering Member's Ownership Interest or (y) all of the Offering Member's Ownership Interest in the event that the other Responding Members do not elect to purchase the Offering Member's Ownership Interest, or (ii) sell to the Offering Member at a closing within sixty (60) days of the Buy/Sell Notice, all of such Responding Member's Ownership Interest at the price set forth in the Buy/Sell Notice (appropriately adjusted to reflect the Members' relative Ownership Interests) payable in cash at closing to the effect that all of such Responding Members' Ownership Interests are offered for sale. If a Responding Member fails to so agree in writing, it shall be deemed to have elected to sell its Ownership Interest to the Offering Member. If one or more of the Responding Members elects to purchase the Offering Member's Interest pursuant to clause (i) above, then the Offering Member may not purchase the Ownership Interest of any Responding Member who offered to sell its Ownership Interest pursuant to clause
(ii) above. If one or more of the Responding Members elects to purchase the Offering Member's Ownership Interest pursuant to clause (i) above, then such Responding Member(s) shall deliver to the Offering Member, within fifteen (15) days after delivery of the Buy/Sell Notice, (a) an amount in cash equal to twenty percent (20%) of their pro rata share of the price for the Offering Member's Ownership Interest (each, a "Responding Members Deposit"), which Responding Members Deposits shall be applied toward the payment of the price for the Offering Member's Ownership Interest at the closing of the Responding Members' purchase of the Offering Member's Ownership Interest and (b) the Offering Member Deposits. In the event that one or more of the Responding Members who elected to purchase the Offered Member's Ownership Interest fail to close the purchase within the time period provided therefor above, the remaining Responding Members may elect to purchase all of the Offered Member's Ownership Interest. If, following the Responding Members' written response, the Member which is to be the purchaser shall, without the consent of the other Member(s) from whom it is purchasing the subject Ownership Interest, fail to timely close its acquisition under this Section 8.7.1., all of its rights to initiate or purchase the other Members' interests in the Company in the future pursuant to this Section 8.7.1 shall automatically terminate and be of no further force or effect, and the other Members may elect to purchase, at any time within one hundred eighty (180) days of the failure to close, the Ownership Interest of the Member who failed to close such purchase at a price equal to 50% of the price which such Member had agreed to pay for the subject Ownership Interest (such price to be adjusted to reflect such Member's Ownership Interest).

          8.7.2 In the event of the  exercise  by a Member of its  rights  under
Section 8.7.1 which results in the acquisition of Hammes' Ownership Interest, the Developer shall, in any event, complete its development activities with respect to any existing Facilities under the Development Agreement. In the event of the exercise by a Member of its rights under Section 8.7.1 which results in the acquisition of SunBridge's or RSVP's Ownership Interest, the transfer of such Ownership Interests shall have no effect on any rights or obligations of ALI or SunBridge under any Management Agreement, Lease or Lease Option in effect with respect to the Facilities or the rights or obligations of ALI or the Developer under the Development Agreement.

     8.8 Tax Matters Member.

          8.8.1 Hammes shall serve as the "tax matters partner" for the Company (the "Tax Matters Member"). Each Member by the execution of this Agreement consents to Hammes serving as the Tax Matters Member and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent. To the extent and in the manner provided by applicable law and regulations, the Tax Matters Member shall furnish the name, address, profits interest and taxpayer identification number of each Member to the Secretary of the Treasury or his delegate (the "Secretary"). The Tax Matters Member shall keep the Members informed of the administrative and judicial proceedings for the adjustment at the Company level of any item required to be taken into account by a Member for income tax purposes (such administrative proceedings referred to hereinafter as a "tax audit" and such judicial proceeding referred to hereinafter as "judicial review"). The Tax Matters Member shall not take any action (other than purely ministerial action) or make any tax elections on behalf of the Company without the prior Approval of RSVP and of the Management Committee. All costs incurred by the Tax Matters Member in performing such duties shall be charged to and treated as expenses of the Company. The Tax Matters Member shall not be liable to the Company for any act or omission taken or suffered by it in its capacity as Tax Matters Member, unless such act or omission constituted fraud, gross negligence, willful misconduct or a material breach by the Tax Matters Member of its duties under this Section 8.8. Subject to the foregoing, the Tax Matters Member is hereby authorized, but not required:

               8.8.1.1 to enter into any settlement with the Internal Revenue Service or the Secretary with respect to any tax audit or judicial review, in which settlement agreement the Tax Matters Member may expressly state that such agreement shall bind the other Members, provided that no Member is disadvantaged pursuant to such settlement in a manner which is disproportionate to such Member, and except that such settlement agreement shall not bind any Member who (within the time prescribed pursuant to the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Member shall not have the authority to enter into a settlement agreement on the behalf of such Member;

               8.8.1.2 in the event that a notice of a final partnership administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a "final adjustment") is mailed to the Tax Matters Member, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Company's principal place of business is located, or the U.S. Court of Federal Claims;

               8.8.1.3 to intervene in any action brought by any other Member for judicial review of a final adjustment;

               8.8.1.4 to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

               8.8.1.5 subject to Section 8.8.3, to enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item; and

               8.8.1.6 to take any other action on behalf of the Members or the Company in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

          8.8.2 The Tax Matters Member shall cause any tax return of the Company to be submitted to each Member for review and approval at least thirty (30) days prior to its due date (including extensions) unless otherwise agreed to by the Members. All third-party costs incurred in connection with the preparation of such tax returns shall be borne by the Company.

          8.8.3 The Tax Matters Member shall cause to be provided to each Member information concerning the Company's taxable income or loss and each item of income, gain, loss, deduction, or credit which is relevant to reporting a Member's share of Company income, gain, loss, deduction, or credit for purposes of federal or state income tax. Information required for the preparation of a Member's income tax returns shall be furnished to the Members by the Tax Matter Member as soon as possible after the close of the Company's fiscal year and, in any event, no later than the date on which the income tax return for such fiscal year is submitted to the Members for review. The Tax Matters Member shall cause to be forwarded to each Member copies of any correspondence received from a taxing authority in its capacity as a Tax Matters Member within ten (10) business of receipt. The Tax Matters Member shall cause the Members to be kept informed of the progress of any tax proceeding in connection with the Company. The Tax Matters Member shall not extend a statute of limitations with respect to the Company or a Member without the Approval of all Members who may be adversely affected thereby.

          8.8.4 The Tax Matters Member shall cause to be filed timely all federal, state, and local reports as may be required, including without limitation, all reports required by licenses and permits, sales and use tax reports, income tax withholding reports, FICA tax reports, unemployment compensation reports, information reports, and shall cause all payments required thereunder to be made by the Company from the Company's then available funds (including any additional Capital Contributions Approved by the Management Committee).

          8.8.5 The Company shall indemnify and reimburse the Tax Matters Member for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Members, unless the loss or damage shall have been the result of fraud, gross negligence, willful misconduct, or a material breach by the Tax Matters Member of its duties under this Section 8.8. The taking of an action and the incurring of any expense by the Tax Matters Member in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Member and the provisions on limitations of liability and indemnifications set forth in Sections 8.9 and 8.10 shall be fully applicable to the Tax Matters Member in its capacity as such.

     8.9 Limitation of Liability.

          8.9.1 Each Member's liability shall be limited as set forth in this Agreement, the Act, and other applicable law. Except as required pursuant to the Act, a Member will not be personally liable for any debts or losses of the Company beyond the Member's unreturned Capital Contribution to the Company.

          8.9.2 Each Committee Member shall perform his/her managerial duties in good faith, in a manner that he/she reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. Subject to the provisions of Section 9.1, a Committee Member who so performs his/her duties shall not have any liability by reason of being or having been a Committee Member. Subject to the provisions of Section 9.1, no Member or Committee Member shall be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member (including by reason of any breach of any fiduciary duty), unless the loss or damage shall have been the result of fraud, gross negligence, willful misconduct or a material breach of this Agreement by the Member or Committee Member.

     8.10 Indemnity of the Committee Members, Employees, and Other Agents. Subject to the provisions of Section 9.1, the Company shall indemnify the Committee Members to the maximum extent permitted under the Act, for all costs, losses, liabilities and damages paid or incurred by such Committee Members in their capacity as such in connection with the business of the Company. Subject to the provisions of Section 9.1, the Company shall indemnify its employees and agents who are not Committee Members to the fullest extent permitted by law, provided that the indemnification in any given situation is Approved by the Management Committee.

     8.11 Protection of REIT Status. RSVP shall have the right in its sole discretion, without the Approval of the other Members, to structure or subdivide the ownership of any Facility or Investment Entity or other investment of the Company so as to protect the REIT status of any RSVP Affiliate and any costs associated with such structuring or subdivision shall be a Company expense, provided, however, that, except for the costs or the expenses paid or assumed by the Company, such actions will not change the economic consequences to Hammes or SunBridge provided for in Articles VI and VII or adversely affect the rights or obligations of Developer under the Development Agreement, SunBridge under the Management Agreement or any Facility Lease or Sun Healthcare under any Lease Guaranty. Such actions may include the transfer of one or more of the Facilities and/or Investment Entities to another limited liability company or limited partnership in which each of Hammes and SunBridge shall have rights to distributions, allocations, voting and other rights no less favorable to that Member than those provided in this Agreement.


                                   ARTICLE IX

                      INDEMNIFICATION; TAX RETURNS; RECORDS

     9.1 Indemnification of Manager, Members, Employees, and Agents.

          9.1.1 Indemnity Against Claims of Third Parties. The Company shall indemnify any person (including any entity) who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company or a Member) by reason of the fact that such person is or was a Managing Member, Member, Committee Member, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a manager, member, director, officer, employee, or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against Damages in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and such person's actions did not constitute fraud, gross negligence, willful misconduct or a material breach of this Agreement. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, or that such person's actions constituted fraud, gross negligence, willful misconduct or a material breach of this Agreement.

          9.1.2 Indemnity Against Claims of Company or a Member. The Company shall indemnify any person (including any entity) who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the name of the Company or a Member to procure a judgment in its favor by reason of the fact that such person is or was a Managing Member, Member, Committee Member, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a manager, member, director, officer, employee, or agent of another limited liability company, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and such person's actions did not constitute fraud, gross negligence, willful misconduct or a material breach of this Agreement.

          9.1.3 Indemnification of Expenses. To the extent that any person (including any entity) referred to in the preceding two subsections of this
Section 9.1 has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in such subsections, or in defense of any claim, issue, or matter therein, the Company shall indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          9.1.4 Determination. Any indemnification under Sections 9.1.1, 9.1.2 and 9.1.3 shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth therein. Such determination shall be made (i) by the Management Committee by a majority vote of a quorum consisting of Committee Members who are not parties to such action, suit or proceeding or are not designees of parties to such action, suit or proceeding, and whose Affiliates (other than the Company) are not parties to such action, suit, or proceeding or (ii) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested Committee Members so directs, by independent legal counsel in a written opinion, or (iii) by the unanimous vote of the Members.

          9.1.5 Advance of Expenses. Expenses (including attorneys' fees) incurred by a person (including any entity) in defending any civil, criminal, administrative or investigative action, suit, or proceeding which may be subject to indemnification under this Section 9.1 may be paid by the Company in advance of the final disposition of such action, suit, or proceeding upon receipt of a written undertaking by or on behalf of the person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this Section 9.1.

          9.1.6 Other Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Section 9.1 shall not be deemed exclusive of any other rights to which any person (including any entity) seeking indemnification or advancement of expenses may be entitled, under any other agreement, insurance policy, determination by unanimous vote or written consent of the Members, statute, or otherwise.

          9.1.7 Insurance. By action of the Management Committee, notwithstanding any interest of any Members or Committee Members in the action, the Company shall have power to purchase and maintain insurance, in such amounts as the Management Committee deems appropriate, on behalf of any person (including any entity) who is or was a Managing Member, Member, Committee Member, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a manager, member, director, officer, employee, or agent of another limited liability company, corporation, partnership, joint venture, trust, association, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, but only to the extent such person is indemnified against such liability or expense under the provisions of this
Section 9.1 and only if the Company would have the power or would be required to indemnify such person against such liability under the provisions of this
Section 9.1, the Act, or any other applicable law.

          9.1.8 Inurement. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 9.1 shall continue as to a person who has ceased to be a Managing Member, Member, Committee Member, officer, employee, or agent of the Company and shall inure to the benefit of the heirs, executors, administrators, and successors of such person with respect to acts or omissions while such person was a Managing Member, Member, Committee Member, officer, employee or agent of the Company.

     9.2 Books and Records. Hammes, as Managing Member, shall keep or cause to be kept (i) true and full information regarding the status of the business and financial condition of the Company; (ii) a current list of the full name and last known business, residence, or mailing address of each Member and each Committee Member; (iii) a copy of this Agreement and Certificate of Formation and all amendments thereto, together with executed copies of any written powers of attorney pursuant to which this Agreement and any certificate and all amendments thereto have been executed; (iv) copies of the Company's federal, state, and local income tax returns and reports, if any, since its inception or for the prior five years, whichever period is shorter; (v) true and full information regarding the amount of cash and a description and statement of the agreed value of any property contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member; and (vi) any other information regarding the affairs of the Company as is just and reasonable. The Company's books shall be audited annually by the Accountants. The books and records shall be maintained at the principal business office of the Company or such other places as the Management Committee may determine, and all such books and records shall be available for inspection and copying by any Member or its duly authorized representatives, at the Member's expense, during normal business hours after giving reasonable notice.

     9.3 Financial Statements; Accounting Services.

          9.3.1 Hammes, as Managing Member, shall cause to be delivered to each Member and the Management Committee the following financial statements prepared, in each case, in accordance with generally accepted accounting principles consistently applied, and such other reports as any Member may reasonably request:

               9.3.1.1 Monthly Financial Statements. Promptly, upon availability, and in any event within thirty (30) days after the end of each month, an unaudited balance sheet as of the end of such month and an unaudited statement of income or loss for such month and for the fiscal year to date, which shall include, in reasonable detail, a comparison of actual to budgeted income or loss.

               9.3.1.2 Quarterly Supplements. Promptly upon availability, and in any event within thirty (30) days after the end of each of the first three quarterly periods of each fiscal year, an unaudited statement of cash flow for the year to date then ended.

               9.3.1.3 Annual Audited Financial Statements. Promptly upon availability and in any event within sixty (60) days after the end of each fiscal year, an audited balance sheet and statements of income or loss and cash flow of the Company as of the end of and for such fiscal year, and a report thereon of Accountants.

          9.3.2 In addition to the preparation of financial statements pursuant to Section 9.3.1, Hammes, as Managing Member shall supervise all tax return preparation activities and shall provide (i) all accounting and reporting services required by the Company, and (ii) all treasury, cash management, bookkeeping and financial reporting functions of the Company. In consideration for the services Hammes shall provide the Company pursuant to Sections 8.8 and 9.3, the Company shall pay Hammes an annual fee of $110,000. All third-party costs incurred in connection with the preparation of the financial statements prepared pursuant to Section 9.3.1 shall be paid or reimbursed by the Company.

     9.4 Bank  Accounts.  Hammes,  as  Managing  Member,  shall  arrange for the
Company to maintain bank accounts in such banks or institutions as the Management Committee from time to time shall select, and such accounts shall be drawn upon by checks signed by such person or persons, and in such manner, as may be designated by Hammes subject to any restrictions or conditions established by the Management Committee. All monies of the Company shall be deposited in the bank account or accounts of the Company and shall not be commingled with monies of the Members or Hammes.

     9.5 Fiscal Year. The fiscal year of the Company shall be the calendar year. Each Member hereby represents that its tax year is the calendar year.

                                    ARTICLE X

                           DISSOLUTION AND LIQUIDATION

     10.1 Events of Dissolution and Liquidation. The Company shall be dissolved and its affairs wound up pursuant to this Agreement upon the first to occur of any of the following events ("Events of Dissolution"):

          10.1.1 Consent. The unanimous written consent of the Members to dissolution.

          10.1.2  Sale  of  Assets.   Three  months  after  the  sale  or  other
disposition of substantially all of the assets of the Company (excluding a mortgage, pledge, or encumbrance of such assets).

          10.1.3 Dissolution; Bankruptcy. With respect to any Member:

               (i) the dissolution of such Member;

               (ii) the entry of a decree or order for relief by a court having jurisdiction in respect of such Member in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of such Member or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

               (iii) the commencement by such Member of any proceeding seeking a decree, order, appointment or other relief referred to in clause (ii) above, the consent to or failure to oppose the granting of such relief, or the failure of such Member generally to pay its debts as such debts become due, or the taking of any action by such Member in furtherance of any of the foregoing.

               Notwithstanding the occurrence of such events, the Company shall not be dissolved if the non-bankrupt or non-dissolved Members having a majority of the unreturned Capital Contributions elect, within ninety (90) days after the occurrence of such events, to continue the Company and the Company's business and there is at least one remaining Member.

          10.1.4 Terminations. The occurrence of a termination "for cause" (as defined in the Development Agreement) of the Developer as developer with respect to any one Facility or the termination, whether "for cause" or other than "for cause", of Developer as developer for three or more Facilities, unless otherwise agreed by the Members having a majority of the unreturned Capital Contributions. In no event shall the termination of the Development Agreement have any effect on rights or obligations which Hammes, SunBridge or the Company may have under any then effective Facility Leases, Management Agreements or the Lease Option Agreement.

          10.1.5 Bankruptcy. The entry of an order or decree for relief by a court having jurisdiction in respect of the Company in an involuntary petition against the Company under the Federal bankruptcy laws of the United States as now or hereafter constituted; the filing by the Company of a voluntary petition for liquidation under the Federal bankruptcy laws of the United States as now or hereafter constituted; the general assignment by the Company for the benefit of creditors under the laws of any state; or the appointment of a receiver for all or substantially all of the assets of the Company, unless such receivership is dissolved within 30 days after the appointment of such receiver. Notwithstanding the occurrence of such events, the Company shall not be dissolved if the Members having a majority of the unreturned Capital Contributions elect, within ninety
(90) days after the occurrence of such events, to continue the Company and the Company's business and there is at least one remaining Member. The filing of a voluntary petition for reorganization under the Federal bankruptcy laws of the United States by the Company, or the entry of an order for relief pursuant to a voluntary or involuntary petition by or against the Company for reorganization under the Federal bankruptcy laws of the United States, shall not, in itself, cause dissolution of the Company.

          10.1.6 Judicial Decree. The entry of a decree of judicial dissolution under the Act; or

          10.1.7 Expiration of the Last Facility Lease. Three months after the expiration or earlier termination of the last Facility Lease (as such term may be extended or reduced pursuant to the Facility Lease).

     10.2 Winding-Up. Upon the occurrence of an Event of Dissolution, the Company's affairs shall be wound up by the Managing Members or, if there is no Managing Member, by such other person or persons required by law to wind up its affairs in accordance with the procedures set forth in this Section.

          10.2.1 Statement. A statement of the assets and liabilities of the Company as of the date of dissolution shall be prepared.

          10.2.2 Liquidation of Assets. The assets and properties of the Company shall be liquidated or valued at their fair market value by the Managing Members or an appraiser selected by the Managing Members as promptly as possible, and receivables collected, all in an orderly and businesslike manner so as not to involve undue sacrifice.

          10.2.3 Application of Assets. The assets of the Company, including the proceeds of liquidation, shall be applied and distributed in the following order of priority:

               10.2.3.1 To Creditors. To creditors, including Members who are creditors to the extent otherwise permitted by law (other than Defaulting Members on whose behalf a Capital Loan is outstanding, to the extent of the outstanding amount of such Capital Loan), in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to Members pursuant to this Agreement.

               10.2.3.2 Distributions. To Members (and former Members whose membership interest terminated in the year in which dissolution occurs) in accordance with the priorities established in Section 7.1; provided, however, that if this Agreement is terminated as a result of an Event of Dissolution under Section 10.1.4, the distributions payable to Hammes shall be subordinated to the prior payment of distributions to the other Members until SunBridge has received the full amount of its Capital Contributions and RSVP has received the IRR - Third Level.

               10.2.3.3 Capital Accounts. Thereafter, distributions shall be made to the Members in proportion to the positive balances in their Capital Accounts.

If there are any outstanding Capital Loans by a Complying Member, any amounts otherwise payable to the Defaulting Member under Sections 10.2.3.1, 10.2.3.2 and
10.2.3.3 shall be paid to the Complying Members who made such Capital Loans until the Capital Loans are paid in full.

     10.3 Provisions for Contingencies. The Company shall make reasonable provision to pay all claims and obligations, including all contingent, conditional, or unmatured claims and obligations, known to the Company and all claims and obligations which are known to the Company but for which the identity of the claimant is unknown. If there are sufficient assets, such claims and obligations shall be paid in full and any such provision for payment made shall be made in full. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available. Any liquidating trustee (including the Managing Members or Member acting as a liquidating trustee) winding up the Company's affairs who has complied with this Agreement shall not be personally liable to the claimants of the dissolved Company by reason of such person's actions in winding up the Company.

     10.4 Distributions in Kind. A Member has no right to demand and receive any distribution from the Company in any form other than cash. A Member may not be compelled to accept a distribution of any asset in kind from the Company to the extent that the percentage of the asset distributed to such Member exceeds a percentage of that asset which is equal to the percentage in which such Member shares in distributions from the Company. Any distribution in kind shall be treated as though the assets distributed had been sold at fair market value and any deemed gain or loss will be reflected in the Capital Accounts as though the property had actually been sold. Such fair market value shall be determined by the Approval of the Management Committee or, absent such agreement, by an appraiser selected by the Management Committee.

     10.5 Termination. Hammes, as Managing Member, or the other person(s) responsible for winding up the Company shall file a certificate of cancellation with the Delaware Secretary of State in accordance with the Act to accomplish the cancellation of the Certificate of Formation upon dissolution and the completion of winding up of the Company.


                                   ARTICLE XI

                       RESTRICTIONS ON TRANSFER OR SALE OF
                           COMPANY OWNERSHIP INTEREST

     11.1 Restrictions on Transfer. No Member shall sell, transfer, or otherwise dispose of ("Transfer") all or any part of or rights in its Ownership Interest (other than to another Member) or withdraw from the Company as a Member except
(i) with the consent of the other Members, which consent shall be granted or withheld in such Members' sole discretion, or (ii) otherwise in accordance with this Article XI.

     11.2 Permitted Transfers.

          11.2.1 RSVP may (i) Transfer a direct or indirect interest in all or any part of its Ownership Interest to any Affiliate of RSVP or of Reckson Strategic, or (ii) consummate a public offering or other distribution of any of its Affiliates' securities.

          11.2.2 RSVP may pledge or collaterally assign part of RSVP's Ownership Interest, provided such pledge, individually or when taken together with prior pledges, collateral assignments or assignments, does not permit the pledgee or assignee to acquire economic rights with respect to more than 75% of RSVP's Ownership Interest or to acquire voting rights with respect to RSVP's Ownership Interest; and, provided, further, that such pledgee or assignee is not a competitor of SunBridge or Sun Healthcare.

          11.2.3 RSVP may elect, in its sole discretion, to Transfer all or any part of its Ownership Interest: (i) at any time as part of an underwritten public offering, or (ii) after the third anniversary of the date hereof as part of a private or public sale, provided, that no such sale shall be made to an operator of Assisted Living Facilities that is (without respect to its acquisition of RSVP's Ownership Interest), a direct competitor of SunBridge or to a developer that is active in the development of Assisted Living Facilities, provided, however, before such Transfer is made, RSVP shall first offer such Ownership Interests to the other Members at a price equal to the price at which such Ownership Interests are proposed to be sold to the proposed purchaser(s). Such offer shall be held open by RSVP for a period of twenty (20) days from the date of such offer, which period shall be known as the "RSVP Option Period." The other Members may, within the RSVP Option Period, accept such offer as to all (but not less than all) of the Ownership Interest so offered; provided that, if the other Members accept such offer in proportions greater than their respective pro rata shares, each accepting Member shall be entitled to purchase its pro rata share and any remaining Ownership Interest shall be allocated among the accepting Members accepting the offer to purchase the same in proportion to their respective Ownership Interests prior to the acceptance of such offer. If the RSVP Ownership Interest is not acquired by the other Members, for a period of 180 days after the end of the RSVP Option Period, RSVP may transfer its Ownership Interest to the proposed purchaser identified to the other Members for a purchase price no less than the purchase price so identified to the other Members. If the RSVP Ownership Interest is not transferred within such 180-day period, the RSVP Ownership Interest shall again be subject to this Section
11.2.3. If during the RSVP Option Period RSVP proposes to transfer such Ownership Interest at a price less than that disclosed to the other Members, such Ownership Interests must first be offered to the other Members at such price pursuant to this Section 11.2.3 before such Ownership Interest may be transferred to the proposed purchaser.

          11.2.4 Any Member and its Affiliates may (but shall not be required to) pledge or assign a beneficial interest in their respective Ownership Interests as security for any obligation to the Company.

     11.3 Transfer of Ownership Interest upon the Dissolution or Bankruptcy of a Member.

          11.3.1 Rights of Purchase. In the event that any Member shall dissolve or become bankrupt, and the remaining Members vote to continue the business pursuant to Section 10.1.5, the other Members and the Company shall have the right to purchase such Member's Ownership Interest pursuant to the procedures set forth in Section 11.4. If, at the end of the Member Option Period (as defined below), any Ownership Interest remains which has not been purchased by the other Members, the Company may, but shall not be required to, purchase all of such remaining Ownership Interest from the dissolved or bankrupt Member as it so chooses, and such Member or its successors, as applicable, shall sell all of such remaining Ownership Interest to the Company, at the purchase price provided in Section 11.4.1. If the Company does not elect to so purchase the remaining Ownership Interest during the Company Option Period (as defined below) for a period of 120 days thereafter, such Member's Ownership Interest may be sold to a third party; if such Member's Ownership Interest is not sold during such period, the Member's Ownership Interest shall again be subject to the restrictions on Transfer provided for in this Article XI.

          11.3.2 Member's Remaining Rights. A Member who dissolves or becomes bankrupt, and whose full Ownership Interest is not purchased in accordance with this Article XI shall remain as a Member however as of the date of such Member's dissolution or bankruptcy such Member shall not have any right to vote on any matters presented to the Members for their Approval, to appoint any Committee Members to the Management Committee, to act as Managing Member or to take any type of role in the management of the Company, including but not limited to granting any consents to matters specifically provided for in this Agreement. However, such dissolved or bankrupt Members shall retain the right to distributions attributable to the unpurchased Ownership Interest and shall retain the obligation to make Capital Contributions under this Agreement with respect to the unpurchased Ownership Interest.

     11.4 Terms of Purchase Right.

          11.4.1 Offer to Members; Offer Price. Unless otherwise unanimously agreed by all of the Members, upon a dissolution or bankruptcy of a Member, for a period of twenty (20) days from the vote of the remaining Members to continue the business of the Company pursuant to Section 10.1.3 (the "Member Option
Period"), the other Members shall have the right to purchase the Ownership Interest of such Member at a price equal to the lesser of (a) the Member's
Invested Capital, or (b) the Fair Value of such Ownership Interest. The other Members may, within the Member Option Period, elect to purchase all or any portion of the dissolved or bankrupt Member's Ownership Interest; provided that, if such Members elect to purchase in proportions greater than their respective pro rata shares, each electing Member shall be entitled to purchase its pro rata share of the subject Ownership Interest and any remaining Ownership Interest shall be allocated among the Members electing to purchase the same in proportion to their respective Ownership Interests prior to their election to purchase the subject Ownership Interests.

          11.4.2 Offer to Company. In the event that the other Members do not elect to purchase all the subject Ownership Interests at the end of the Member Option Period, then for a period of ten (10) days after the end of the Member Option Period (the "Company Option Period") the Company shall have the right to purchase the remaining Ownership Interest. The purchase price shall be the price stated in Section 11.4.1.

     11.5 Payment of Purchase Price. Within sixty (60) days after the end of the Company Option Period, the Members or the Company, as applicable, who agreed to purchase the Ownership Interest, shall pay an amount in cash equal to 1/60th of the purchase price, as determined pursuant to Section 11.4, as a down payment on the purchase price of such Ownership Interest. The balance of such purchase price shall be evidenced by a promissory note or notes secured by the transferred Ownership Interest and payable to the transferring Member, which note or notes shall bear interest annually at the Prime Rate as determined on the date of issuance, shall be payable in fifty-nine (59) equal monthly installments, the first of which shall be due and payable one month after the date of payment of the down payment, and shall grant to the Company and/or the electing Members, as applicable, the right to prepay the note(s) in whole or in part at any time or times without penalty.

     11.6 Release of Personal Liability. In the event that a dissolved or bankrupt Member is liable on any obligations of the Company because such Member guaranteed or co-signed such obligations, then the Company and the Members shall, as one of the terms of the purchase of such Member's Ownership Interests, take such action as may be necessary to obtain, if reasonably possible, the complete release of such Member from such obligations and to obtain the release of any and all assets of such Member which may have been pledged as collateral in conjunction therewith. If such release cannot be obtained, the Company and the other electing Members shall indemnify such dissolved or bankrupt Member with respect to such obligations.

     11.7 Party to this Agreement; Compliance with Law. Prior to any Transfer, each proposed transferee must agree to be bound by this Agreement by delivering a duly executed counterpart of this Agreement to the Company and by executing and delivering such other documents as may be reasonably recommended by counsel to the Company. Any attempted Transfer of Ownership Interests in violation of this Agreement shall be null and void and of no force and effect. The Transfer or attempted Transfer of any Ownership Interest of the Company in contravention of the provisions of this Agreement shall not be registered on the books of the Company, and no person or entity to whom or for whose benefit any such Transfer is made shall be recognized as the holder of such Ownership Interest or acquire any voting, distribution, or other rights in respect thereof. Notwithstanding any other provision of this Agreement, no Transfer of an Ownership Interest to a third party shall be made or be effective for any purpose, unless it is made in compliance with all applicable laws, regulations, or agreements, including federal and state securities laws.

     11.8 Transferees. Each transferee to whom Ownership Interests are Transferred pursuant to this Article XI shall take and hold such Ownership Interests subject to this Agreement and all of the obligations and restrictions imposed hereby upon the transferor Member and shall comply with this Agreement and all requirements imposed by this Agreement.


                                   ARTICLE XII

                                     DEFAULT

     12.1 Definition of Default. For the purpose of this Article XII, a "Default" shall occur upon: (i) the failure of a Member to pay, within thirty
(30) days of the time required, the full amount of any additional Capital Contribution required and no Curing Capital Contributions shall have been made by one or more of the other Members in lieu thereof, or the principal and interest due on any Capital Loan made to such Member, or to timely perform any other obligation under any documents relating to any Capital Loan; or (ii) a breach by any Member of a material term of this Agreement, unless such breach, if curable, is cured within thirty (30) days of receipt of written notice from another Member that a breach has occurred.

     12.2 Remedies. Upon a Default, in addition to the remedies provided elsewhere in this Agreement, the nondefaulting Members shall have:

          12.2.1 Legal Remedies. All rights and remedies provided by law or in equity, including (to the extent a security interest is provided for herein or is otherwise applicable) the rights and remedies of a secured creditor under the Delaware Uniform Commercial Code.

          12.2.2 Right of Purchase. If applicable, the right to purchase the Ownership Interest of a Member in Default as provided in Section 12.3.

     12.3 Buy-Out of Member in Default. Upon the occurrence of a Default described in Sections 12.1., the nondefaulting Members, or the assignee or designee of the nondefaulting Members, shall have the right, upon notice to the Member in Default, to purchase the Ownership Interest of the Member in Default for a purchase price equal to the lesser of (a) the Member's Invested Capital, or (b) the Fair Value of such Member's Ownership Interest. If the nondefaulting Members elect to purchase the Ownership Interest of the Member in Default in proportions greater than their respective pro rata shares, each electing nondefaulting Member shall be entitled to purchase the portion of its pro rata share and any remaining Ownership Interest shall be allocated among the electing nondefaulting Members electing to purchase the same in proportion to their respective Ownership Interests prior to their election to purchase such Ownership Interests. The closing of the sale of the Ownership Interest of the Member in Default shall take place at the office of the Company, or at such other place as the Members shall mutually agree, on a date selected by the nondefaulting Member which shall be within thirty (30) days of the notice electing to purchase the defaulting Member's Ownership Interest. The purchase price shall be payable in the manner provided in Section 11.5. Transfer or similar taxes arising out of, or in connection with, the sale and Transfer of the Ownership Interest of the Member in Default shall be paid by the Member in Default. The Member in Default shall execute and deliver an assignment of its Ownership Interest to the electing nondefaulting Members or their assignees or designees. The electing nondefaulting Members and their assignees or designees, if any, shall, in connection with such purchase, take action to obtain, if reasonably possible, a release of the Member in Default from obligations of the Company in accordance with Section 11.6, provided, however, that if such release cannot be obtained, the electing nondefaulting Members and their assignees and designees, if any, shall indemnify such Member in Default with respect to such obligations. If the nondefaulting Members do not elect to purchase the Ownership Interest of the Member in Default, then the Member in Default shall remain a Member but shall not have any right to vote on any matters presented to the Members for their Approval, to appoint Committee Members to the Management Committee, to act as Managing Member or to take any type of role in the management of the Company, including, but not limited to, granting any consents to matters specifically provided for in this Agreement.

     12.4 Developer Default. Upon the occurrence of a breach by the Developer of a material term of Development Agreement, unless such breach, if curable, is cured within thirty (30) days of receipt of written notice from the Company that a breach has occurred, RSVP, or the assignee or designee of RSVP, shall have the right, upon notice to Hammes, to purchase the Ownership Interest of Hammes for the lesser of Fair Value or Hammes' Invested Capital.


                                  ARTICLE XIII

                       COMPETITION; COMPANY OPPORTUNITIES

     13.1 Intention of Parties. The Members recognize that all of the Members are involved in businesses which may or may appear to compete with or to be in conflict with the business of the Company. The Members intend that, subject to the other provisions hereof, each of the Members shall be free to engage in all businesses, ventures, transactions, and projects free from any restrictions under this Agreement and free from any obligations to the Company or to the other Members hereunder, provided, however, that each Member agrees to take all actions necessary to protect the interests of the Company and the business purposes for which each of the Members has become a Member of the Company or entered into a written agreement with the Company. Except as otherwise provided in this Agreement, each Member shall be free, subject to any specific provisions of this Agreement or any other agreement between the Company and that Member or that Member and the other Member, to engage in all businesses, ventures, transactions and projects, regardless of whether the same do or appear to compete with or conflict with the business of the Company.

     13.2 Unrestricted Activities. Nothing contained herein shall limit or restrict:

          13.2.1 Properties Not Assisted Living Facilities. Any Member in buying, selling, owning, developing, operating, or otherwise dealing with any property which is not an Assisted Living Facility or which is being developed or acquired for any purpose other than as an Assisted Living Facility.

          13.2.2 Assisted Living Facilities. (i) Sun Healthcare from acquiring one or more healthcare companies which are, among things, engaged in the business of operating Assisted Living Facilities or (ii) SunBridge or Sun Healthcare from acquiring whether by purchase, lease or management agreement, existing operating Assisted Living Facilities not owned or developed by the Company.

     13.3 Restrictions. Except as permitted by Section 13.2, as otherwise expressly permitted by Section 13 of the Lease Option Agreement, or as Approved by the Management Committee, neither Hammes, SunBridge nor Sun Healthcare, nor any of their respective Affiliates (collectively, the "Restricted Persons") will, directly or indirectly, construct, develop, fund or exercise voting, investment or management control (other than through the Company, an Investment Entity or a Facility) over any Assisted Living Facility (other than Assisted Living Facilities owned or managed by a Restricted Person on June 30, 1998).

     13.4 Company Right of First Offer. Except as otherwise expressly permitted by Section 13 of the Lease Option Agreement or by the Development Agreement, (i) SunBridge and its Affiliates shall offer to the Company any Assisted Living Facility development opportunity they encounter, and (ii) Hammes and its Affiliates shall offer to the Company any Assisted Living Facility development, acquisition, financing, lease or investment opportunities they encounter. Notwithstanding the foregoing, Hammes shall have the right, through an entity other than the Company, to provide development services to other developers, owners and/or operators of Assisted Living Facilities, provided such services do not interfere with the performance of the Developer's duties under the Development Agreement.

                                   ARTICLE XIV

                                  MISCELLANEOUS

     14.1 Survival of Representations and Warranties; Indemnification.

          14.1.1 Survival. All representations and warranties contained in this Agreement shall survive until the later of (i) one year after the breach, inaccuracy, nondisclosure, or misrepresentation becomes known to RSVP, unless the other Member can establish that such breach, inaccuracy, nondisclosure or misrepresentation became known to RSVP during the three years following the date hereof, or (ii) three years from the date hereof.

          14.1.2 Indemnification by Hammes, SunBridge and Sun Healthcare. Hammes shall indemnify and hold harmless RSVP, and shall reimburse RSVP for, any Damages arising from or in connection with any inaccuracy in any of the representations and warranties of Hammes set forth in Sections 4.10, 5.3, and
5.4 of this Agreement. SunBridge shall indemnify and hold harmless RSVP, and shall reimburse RSVP for, any Damages arising from or in connection with any inaccuracy in any of the representations and warranties of SunBridge set forth in Sections 4.10 and 5.4 of this Agreement. Sun Healthcare shall indemnify and hold harmless RSVP, and shall reimburse RSVP for, any Damages arising from or in connection with any inaccuracy in any of the representations and warranties of Sun Healthcare set forth in Section 5.4 of this Agreement. Each of Hammes and SunBridge shall, jointly and severally, indemnify and hold harmless RSVP, and shall reimburse RSVP for, any Damages arising from or in connection with (i) any failure by the Company or any Member of the Company to pay when due any federal, state or local income, employment, excise, franchise or other taxes due by or with respect to the Company or its operations for any period prior to the date of this Agreement, or (ii) any inaccuracy in, or omission to file, any return, filing or report relating to taxes with respect to the Company or its operations for any period prior to the date of this Agreement. Notwithstanding the foregoing, none of Hammes, its members, SunBridge or Sun Healthcare shall be liable for any Damages under this Section 14.1.2 in excess of (i) Hammes and SunBridge's respective Ownership Interests, and their respective rights to receive distributions as provided for herein, (ii) the amount of any distribution received by them in respect of their respective Ownership Interests, (iii) with respect to Hammes and its members, the amount of any payments or fees received or receivable by Hammes pursuant to Section 5.1.2 of this Agreement or by the Developer (an Affiliate of Hammes) under the Development Agreement, and (iv) with respect to SunBridge and Sun Healthcare, the amount of any payments or fees received or receivable by SunBridge as manager under the Management Agreement.

     14.2 Limits of Company. The relationship between the Members shall be limited to the performance of matters stated in this Agreement. No Member shall have any authority to act for or to assume any obligation and responsibility on behalf of another Member. Should any Member commit acts beyond the scope of this Agreement which cause liability to be imposed on another Member, the Member committing such acts shall indemnify the other Members against any lost profits and Damages incurred by reason of such acts.

     14.3 Confidentiality; No Press Releases. No Member shall make any announcement, press release, or public statement relating in any manner to the Company or operations under this Agreement without first furnishing the proposed text thereof to, and obtaining the Approval of, the Management Committee, which approval shall not be unreasonably withheld. Each Member shall keep confidential and shall not disclose publicly or to any third party (other than professionals retained by the Company or the Members, lenders and regulators in connection with any application for a license or other permit or approval necessary for the development and/or operation of a Facility) the terms and conditions of this Agreement, the Development Agreement, the Management Agreements, the Lease Option Agreement and any Facility Lease, or any proprietary or nonpublic information regarding the Company, any Facility and any Member, except as mutually agreed by, and with prior approval of, each Member. Notwithstanding the foregoing, the requirement for Approval by the Management Committee or the Members shall not be applicable to the extent public disclosure by any Member is required by law or regulations promulgated thereunder, judicial order or similar pronouncement, or the rules of an established stock exchange. Whenever practicable, such announcements, press releases, and public statements shall be issued by the Company or jointly by the Members.

     14.4 Gender and Number. Each pronoun shall include any gender or number thereof as the situation requires.

     14.5 Benefits and Obligations. Subject to Section 4.2, all provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the parties hereto, their permitted successors and transferees.

     14.6 Counterparts. This Agreement may be executed in several counterparts, each of which when so executed shall be considered as an original and all of which together shall constitute one agreement.

     14.7 Captions. The captions at the beginning of the sections of this Agreement are not a part of this Agreement but merely labels to assist in the locating and reading of those sections and shall be ignored in construing this Agreement.

     14.8 Further Performance. The Members covenant and agree to execute any further instruments and documents and perform acts which are or may become necessary to carry out the purposes of this Agreement.

     14.9 Governing Law. This Agreement shall be governed by the laws of the State of Delaware.

     14.10 Notices. Any notice which may be given in connection with the business of the Company or which is provided for in this Agreement shall be given in writing and may be delivered personally, or by facsimile transmission, mail, or a commercial courier or delivery or overnight service. No notice will be deemed given until actually received by the notified Member. Notices shall be directed to the Members at their addresses as set forth in this Agreement or to such other address as a Member may have designated by notice given as herein provided.

     14.11 Amendment and Waiver. No change, modification, waiver, or amendment to this Agreement shall be valid unless the same is in writing and signed by all of the Members. A waiver of a breach of any provision of this Agreement by a party shall not operate or be construed as a waiver by that party of any subsequent breach.

     14.12 Severability. Each provision of this Agreement shall be considered severable and if for any reason any provision of this Agreement is determined to be invalid, such invalidity shall not impair the operation or affect other provisions of the Agreement and the parties further agree that if a court of competent jurisdiction shall declare any provision of this Agreement to be invalid or unenforceable, the parties shall in good faith renegotiate such provision to carry out the intent of the parties at the time of the signing of this Agreement.

     14.13 Entire Agreement. This Agreement is the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior drafts, letters of intent, negotiations, and other understandings of the parties relating to the subject matter hereof, all of which are hereby rendered void.

     14.14 Denver License. Hammes and SunBridge hereby agree that they shall take all commercially reasonable actions necessary to cause the license of the Facility located in Denver, Colorado to be reissued in the name of the Company doing business as SunBridge Assisted Living Residences.

     IN WITNESS WHEREOF, the parties hereto have executed this Operating Agreement as of the date first set forth above.


                   HC-ALI LLC


                   By: _______________________________
                          Name:
                          Title:




                   SUNBRIDGE, INC.


                   By: _______________________________
                          Name:
                          Title:



                   RSVP ALI Baba, LLC
                   By  Reckson Strategic Venture
                          Partners, LLC, its Managing Member


                   By: _______________________________
                          Name:
                          Title:



Solely with respect to Sections 5.4
and 14.1.2 and Article XIII

SUN HEALTHCARE GROUP, INC.

By: _______________________________
     Name:  _______________________
     Title: _______________________

                                    EXHIBIT A

                               Schedule of Members




                                        Initial                  Maximum
                                        Capital                 Additional
                                   Contribution and              Capital             Ownership
                    Member          Invested Capital           Contributions         Interest
                --------------------------------------------------------------------------------
HC-ALI LLC                                    $647,750(1)       $1,352,250              45%
1775 Sherman Street
Suite 2955
Denver, Colorado  80203
Phone:  (303) 831-9500
Fax:      (303) 831-6351
SunBridge, Inc.                               $647,750(2)       $1,352,250              10%
101 Sun Avenue, N.E.
Albuquerque, New Mexico  87109
Phone:  (505) 823-4103
Fax:      (505) 823-4133
RSVP ALI Baba, LLC                           $5,182,00(3)      $10,818,000              45%
c/o Reckson Strategic Venture
     Partners, LLC
50 Charles Lindbergh Blvd.
Uniondale, New York  11553
Phone:  (516) 390-6200
Fax:      (516) 719-6201
                                             _____________    _______________
                                               $6,477,500      $13,522,500


(1) After giving effect to a distribution by the Company to Hammes as of the date hereof of $782,926.

(2) After giving effect to a cash contribution by SunBridge to the Company as of the date hereof of $504,695.

(3) Including assumption of due diligence and legal expenses incurred by RSVP and/or Reckson Strategic in the amount of $581,492.

                                    EXHIBIT B

                         [FORM OF MANAGEMENT AGREEMENT]

                                    EXHIBIT C

                    [COPY OF EXECUTED LEASE OPTION AGREEMENT]

                                    EXHIBIT D

                    [COPY OF EXECUTED DEVELOPMENT AGREEMENT]

                                    EXHIBIT E

                                 MAJOR DECISIONS

A "Major Decision" shall mean:

(1) Other than pursuant to an approved Investment Plan, making any investment, or acquiring any Facility-related real estate fee interest, leasehold interest, fixtures, fixed assets or capital improvements requiring a capital call or the incurrence of debt or claims on cash flow, disposition proceeds or other similar claims;

(2) Entering into a Lease with any party other than SunBridge or Sun Healthcare;

(3) Adopting a development and/or investment plan for each Facility or any material modification to such investment plan (each, an "Investment Plan") including, without limitation, approval of change orders under the Development Agreement with respect to any Facility in excess of $50,000 individually or in the aggregate or which may delay substantial completion of the Facility by more than 60 days (excluding change orders requested by SunBridge which are within the parameters established by Section 4.3.4 of the Lease Option Agreement and which the Company is required to make pursuant to that Section). Each Investment Plan will specify the financing, development, operational and disposition strategies (which may include the execution of the Lease Option Agreement with SunBridge) for the Facility and will include a construction budget and pro forma operating budget for the first 12 months after the opening of the Facility;

(4) Any action  which is  materially  inconsistent  with an approved  Investment
Plan;

(5) Adopting an annual operating expense budget and annual capital budget for ALI and, prior to the exercise by SunBridge of its rights under the Lease Option Agreement with respect to a Facility and the commencement of the Facility Lease related thereto, for each Facility and any material modification thereto, provided, however, that unless and until agreement on a subsequent year's budget is reached, the prior year's operating budget (but not the capital budget) shall continue in effect for subsequent years provided, however, that each of the amounts reflected therein shall be increased by the percentage change in the Consumer Price Index ("CPI") from the CPI in effect at the commencement of the fiscal year during which such budget was adopted by ALI to the CPI in effect at the commencement of the current fiscal year;

(6) Adopting or modifying policies regarding distributions, reserves and reinvestment of operating cash flow, refinancing proceeds and disposition proceeds which differs from those set forth in this Agreement;

(7) The agreement by ALI to any amendment, modification, extension or termination (other than for cause) of the Development Agreement or the Management Agreement, including, without limitation, the approval of, or any material changes to, the forms of budgets, site evaluation notices and other reports required to be delivered by the Developer, or any termination (other than for cause) of HC Development as Developer or of SunBridge as Facility Manager or Lessee;

(8) Adopting or modifying policies regarding tax reporting, filings and elections which vary materially from those set forth in this Agreement;

(9) Unless within the parameters previously approved under an Investment Plan (as the same may have been modified by written amendment or by Management Committee action as reflected in approved minutes):

   (A) the settlement of any  litigation or arbitration or other claim;
      (1) for more than $50,000 in excess of available insurance proceeds,
      (2) for more than $1 million, without regard to  insurance  proceeds,  or
      (3) which settlement would reasonably be expected to result in injury to or adverse effect on the reputation or public image of ALI or any Member; or
   (B) the voluntary disposition of any Facility or any material part thereof other than in accordance with the terms of this Agreement or to SunBridge pursuant to the Lease Option Agreement;

(10) Any direct or indirect pledge, sale or other transfer by ALI of any and/or all of its interest in any Facility or its rights under any Facility-related agreement, including without limitation, the Development Agreement, Management Agreement, Lease Option Agreement or any Facility Lease, other than in connection with any financing or refinancing approved by the Management Committee or other than to SunBridge pursuant to the Lease Option Agreement;

(11) Any liquidation, dissolution or merger of ALI or any Investment Entity;

(12) The commencement by ALI or any Investment Entity of (or acquiescence of ALI or any Investment Entity to) any bankruptcy, insolvency or similar proceeding by or against ALI or any Investment Entity as debtor;

(13) Any agreement or transaction with, or payment of any fees to, any member or affiliates of a member, except for the Development Fee, the Management Fee or as contemplated by this Agreement, the Development Agreement, the Management Agreement, the Lease Option Agreement, the Facility Leases or an approved Investment Plan;

(14) The registration of any securities of ALI (or any entity in which ALI has a controlling interest) under the Securities Act of 1933;

(15) Any change of the name of ALI or the name under which the business of ALI is conducted;

(16) The increase or reduction of the capital commitments of any member of ALI (other than as specifically contemplated by this Agreement); or

(17) Any press  releases  or other  public  relations  communications  regarding
events  or   activities   relating   to  ALI,   other   than   ordinary   course
Facility-specific announcements.

                                    EXHIBIT F

                             MAJOR CAPITAL DECISIONS

A "Major Capital Decision" shall mean:

(1) determining whether to declare a default under a Facility Lease and/or whether to exercise the remedies available on default thereunder and, if so, which remedies to exercise;

(2) the agreement by ALI to any termination for cause of, or the exercise by ALI of any right to terminate for cause of, the Development Agreement, the Management Agreement or any Facility Lease;

(3) the selection or changing of ALI's or any Facility's accounting policies or independent accountant;

(4) the exercise by ALI of any rights to repay indebtedness to Sun Healthcare in kind;

(5) all decisions (including, without limitation, restructuring or workouts) regarding Company indebtedness following any event of default thereunder or following any event which, with notice or passage of time, would constitute an event of default;

(6) any refinancing or replacement of ALI's mortgage, mezzanine and/or subordinated indebtedness, provided that any new lender is not an Affiliate of RSVP and the terms are no less favorable to ALI than could be then obtained from the then-existing lender with respect to the debt being refinanced or replaced;

(7) any draw under any letter of credit in favor of ALI issued pursuant to the Development Agreement; or

(8) the selection of Facilities to be included in an Option Package.